                                                                     EXHIBIT 2.3



                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            GENERAL AUTOMATION, INC.,

                                    MAX STARR

                                       AND

                       PRECISION PARTNERS HOLDING COMPANY


                          ----------------------------

                          DATED AS OF FEBRUARY 5, 1999

                          ----------------------------

                                TABLE OF CONTENTS
                         (Not a part of this Agreement)


                                                                                              PAGE
                                                                                              ----
RECITALS ........................................................................................1

I.  DEFINITIONS..................................................................................1
         1.1.     Definitions....................................................................1

II.  SALE AND PURCHASE OF ASSETS.................................................................8
         2.1.     Purchased Assets...............................................................8
         2.2.     Excluded Assets...............................................................10
         2.3      Nonassignable Contracts, Leases and Permits...................................11

III.  ASSUMPTION OF LIABILITIES.................................................................11
         3.1.     Liabilities Assumed by Buyer..................................................11
         3.2.     Liabilities Not Assumed by Buyer..............................................12

IV.  CONSIDERATION FOR PURCHASED ASSETS; CLOSING................................................13
         4.1.     Purchase Price................................................................13
         4.2.     Estimated Adjustment..........................................................13
         4.3.     Post-Closing Adjustment.......................................................13
         4.4.     Adjustments to Closing Payments...............................................15
         4.5.     Allocation of Purchase Price..................................................15

V.   CLOSING AND CLOSING DELIVERIES.............................................................16
         5.1.     The Closing...................................................................16
         5.2.     Deliveries of Seller..........................................................16
         5.3.     Deliveries by Buyer...........................................................17
         5.4.     Proceedings...................................................................18

VI.  REPRESENTATIONS AND WARRANTIES OF SELLER...................................................18
         6.1.     ..............................................................................18
                  6.1.1.  Corporate Existence and Power.........................................18
                  6.1.2.  Enforceability........................................................18
                  6.1.3.  Governmental Authorization............................................18
                  6.1.4.  Non-Contravention; Consents...........................................18
                  6.1.5.  Capitalization........................................................19
                  6.1.6.   Financial Statements; Books and Records..............................19
                  6.1.7.   No Undisclosed Liabilities...........................................20
                  6.1.8.   Intercompany Accounts................................................20
                  6.1.9.   Tax Matters..........................................................20
                  6.1.10.  Absence of Certain Changes...........................................21
                  6.1.11.  Contracts............................................................21
                  6.1.12.  Insurance Coverage...................................................23
                  6.1.13.  Litigation...........................................................24

                                TABLE OF CONTENTS
                         (Not a part of this Agreement)

                                                                                              PAGE
                                                                                              ----
                  6.1.14.  Compliance with Laws; Permits........................................24
                  6.1.15.  Properties; Sufficiency of Assets....................................24
                  6.1.16.  Intellectual Property................................................25
                  6.1.17.  Environmental Matters................................................25
                  6.1.18.  Plans and Material Documents.........................................27
                  6.1.19.  Interests in Customers, Suppliers, Etc...............................28
                  6.1.20.  Customer, Supplier and Employee Relations............................28
                  6.1.21.  Other Employment Matters.............................................29
                  6.1.22.  Accounts Receivable..................................................29
                  6.1.23.  Inventory............................................................30
                  6.1.24.  Millennium Compliance................................................30
                  6.1.25   Finders' Fees........................................................30


VII.  REPRESENTATIONS AND WARRANTIES OF BUYER...................................................30
         7.1.     Corporate Existence and Power.................................................30
         7.2.     Authorization; Enforceability.................................................30
         7.3.     Governmental Authorization....................................................30
         7.4.     Non-Contravention.............................................................31
         7.5.     Litigation....................................................................31
         7.6.     Consents......................................................................31
         7.7.     Finders' Fees.................................................................31
         7.8.     Precision Structure...........................................................31

VIII.  CERTAIN COVENANT.........................................................................31
         8.1.     Conduct of Business of the Company............................................31
         8.2.     Exclusive Dealing.............................................................33
         8.3.     Review of the Company; Confidentiality........................................33
         8.4.     Reasonable Efforts............................................................34
         8.5.     Transfer of Employees and Benefit Plans.......................................34
         8.6      Books and Records.............................................................36
         8.7      Bulk Transfer Laws............................................................36
         8.8      Non-competition...............................................................36
         8.9      Collection of Payments........................................................37
         8.10     Accounts Receivable...........................................................37
         8.11     Use of Names..................................................................37
         8.12     Pre-Closing Audits............................................................37
         8.13     Satisfaction and Termination of Equity Arrangements...........................38
         8.14     Further Assurances.  .........................................................38

IX.  CONDITIONS TO CLOSING......................................................................38
         9.1      Conditions to Obligations of Buyer............................................38


                                TABLE OF CONTENTS
                         (Not a part of this Agreement)


                                                                                               PAGE
                                                                                               ----

                  9.1.1.   Representations, Warranties and Covenants of Seller...................38
                  9.1.2.   No Injunction, etc....................................................39
                  9.1.3.   No Proceedings........................................................39
                  9.1.4.   Required Filings......................................................39
                  9.1.5.   Opinion of Counsel....................................................39
                  9.1.6.   Due Diligence.........................................................39
                  9.1.7.   Ancillary Agreements..................................................39
                  9.1.8.   Third Party Consents; Governmental Approvals..........................39
                  9.1.9.   FIRPTA................................................................39
                  9.1.10.  No Material Adverse Change............................................39
                  9.1.11.  Financing.............................................................39
                  9.1.12.  HSR Act...............................................................39
                  9.1.13.   Pre-Closing Audits...................................................40
         9.2      Conditions to Obligations of Seller............................................40
                  9.2.1.   Representations, Warranties and Covenants of Buyer....................40
                  9.2.2.   Buyer's Certificate...................................................40
                  9.2.3.   No Injunction, etc....................................................40
                  9.2.4.   No Proceedings........................................................40
                  9.2.5.   Required Filings......................................................40
                  9.2.6.   Ancillary Agreements..................................................40
                  9.2.7.   Opinion of Counsel....................................................40
                  9.2.8.   HSR Act...............................................................40

X.  SURVIVAL; INDEMNIFICATION....................................................................41
         10.1     Survival.......................................................................41
         10.2     Indemnification................................................................41
         10.3     Tax Indemnification............................................................42
         10.4     Procedures.....................................................................42
         10.5     Payment and Treatment of Indemnification Payments..............................44
         10.6     Indemnification Amounts Net of Benefits Received...............................44
         10.7     Exclusive Remedy. .............................................................44

XI.  MISCELLANEOUS...............................................................................44
         11.1.    Termination.  .................................................................44
         11.2.    Notices.  .....................................................................45
         11.3.    Amendments and Waivers.........................................................45
         11.4.    Expenses.  ....................................................................45
         11.5.    Successors and Assigns.  ......................................................46
         11.6.    No Third Party Beneficiaries.  ................................................46
         11.7.    Governing Law.  ...............................................................46
         11.8.    Jurisdiction.  ................................................................46

                                TABLE OF CONTENTS
                         (Not a part of this Agreement)


                                                                                               PAGE
                                                                                               ----
         11.9.    Waiver of Jury Trial...........................................................46
         11.10.   Counterparts.  ................................................................46
         11.11.   Headings.  ....................................................................47
         11.12.   Entire Agreement.  ............................................................47
         11.13.   Severability.  ................................................................47
         11.14.   No Waiver.  ...................................................................47
         11.15.   Certain Interpretive Matters.   ...............................................47

                         (Not a part of this Agreement)

                           EXHIBIT AND SCHEDULE INDEX


         EXHIBITS
         --------

         EXHIBIT A:                         Form of Employment Agreement
         EXHIBIT B-1:                       Interim Financial Statements
         EXHIBIT B-2:                       Monthly Financial Statements
         EXHIBIT B-3:                       Compilation Statements
         EXHIBIT C:                         Form of Non-competition Agreement
         EXHIBIT D-1:                       Form of Bill of Sale
         EXHIBIT D-2:                       Trademark Assignment
         EXHIBIT D-3:                       Form of Copyright Assignment
         EXHIBIT D-4:                       Form of Special Warranty Deed
         EXHIBIT E:                         Balance Sheet Principles
         EXHIBIT F:                         Form of Opinion of Rosenthal and Schanfield
         EXHIBIT G:                         Form of Certificate of Amendment of Company's Charter
         EXHIBIT H:                         Form of Opinion of Jones, Day, Reavis & Pogue


                         (Not a part of this Agreement)


         SCHEDULES
         ---------

         SCHEDULE 2.1(a)(xiv):              Names
         SCHEDULE 2.1(a)(xvii):             Bank Accounts, etc.
         SCHEDULE 2.2(c):                   Property
         SCHEDULE 2.2(d):                   Stuart J. Stein Letter
         SCHEDULE 3.1(a)(vi):               Liability in Respect of Claims
         SCHEDULE 6.1.4:                    Non-Contravention; Consents
         SCHEDULE 6.1.5(a):                 Capitalization
         SCHEDULE 6.1.5(b):                 Ownership of Shares of Capital Stock
         SCHEDULE 6.1.6(c):                 Changes in the Company's Reserve or Accrual Policies
         SCHEDULE 6.1.7:                    Undisclosed Liabilities
         SCHEDULE 6.1.8:                    Intercompany Accounts
         SCHEDULE 6.1.9(a):                 Tax Matters
         SCHEDULE 6.1.9(b):                 Jurisdictions Which Impose Tax on Overall Net Income
         SCHEDULE 6.1.10:                   Absence of Certain Changes
         SCHEDULE 6.1.11(a):                Contracts and Agreements
         SCHEDULE 6.1.11(c):                Grants of Severance or Termination Pay
         SCHEDULE 6.1.12:                   Insurance Policies and Bonds
         SCHEDULE 6.1.13:                   Litigation
         SCHEDULE 6.1.14(a):                Compliance with Laws; Permits
         SCHEDULE 6.1.14(b)(i):             Lists of Government or Regulatory Permits and Licenses
         SCHEDULE 6.1.14(b)(ii):            Invalid or Defective Permits and Licenses
         SCHEDULE 6.1.15(a):                Properties; Sufficiency of Assets
         SCHEDULE 6.1.15(b):                Real Property
         SCHEDULE 6.1.16(a):                Intellectual Property
         SCHEDULE 6.1.16(b):                Intellectual Property Disputes
         SCHEDULE 6.1.17:                   Environmental Matters
         SCHEDULE 6.1.17(b):                Environmental Investigations
         SCHEDULE 6.1.18(a):                List of Benefit Plans
         SCHEDULE 6.1.18(b):                List of Certain Benefit Plans
         SCHEDULE 6.1.18(c):                Benefit Plans compliance
         SCHEDULE 6.1.18(h):                Employees Entitled to Bonuses and Benefits
         SCHEDULE 6.1.18(i):                Employees with Options to Purchase Shares
         SCHEDULE 6.1.19:                   Interests in Customers, Suppliers, Etc.
         SCHEDULE 6.1.20:                   Customer, Supplier and Employee Relations
         SCHEDULE 6.1.21(a):                Claims by Employees
         SCHEDULE 6.1.21(b):                Employees
         SCHEDULE 6.1.21(d):                Retired Employees Scheduled to Receive Benefits in the
                                            Future
         SCHEDULE 6.1.22:                   Accounts Receivable
         SCHEDULE 6.1.23:                   Inventory
         SCHEDULE 6.1.24:                   Millennium Compliance
         SCHEDULE 7.5:                      Litigation
         SCHEDULE 7.6:                      Consents

                         (Not a part of this Agreement)


         SCHEDULE 8.5(a):           Transferred Employees
         SCHEDULE 8.5(b):           Benefits
         SCHEDULE 8.8:              Certain Employees of Seller
         SCHEDULE 11.2:             Notices
         SCHEDULE 11.15(c)(i):      Knowledge of Buyer
         SCHEDULE 11.15(c)(ii):     Knowledge of Buyer

                            ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of February 5, 1999, by and among GENERAL AUTOMATION, INC., an Illinois corporation (the "COMPANY" or "SELLER"), MAX STARR ("STOCKHOLDER") and PRECISION PARTNERS HOLDING COMPANY, a Delaware corporation ("BUYER").

                                    RECITALS

     A. The Company is a manufacturer of high precision screw machined parts primarily for the automotive and medical industries.

     B. Stockholder is the beneficial owner, through a living trust, of all of the issued and outstanding capital stock of the Company.

     C. Buyer desires to purchase from Seller and Seller desires to sell to Buyer all of the assets, properties and rights of Seller (other than the Excluded Assets) subject to the Assumed Liabilities, all on the terms and conditions set forth herein.

     D. The parties desire to make certain representations, warranties and covenants in connection with the transactions contemplated hereby and to prescribe various conditions in connection therewith.

     Accordingly, the parties hereto agree as follows:

                                 I. DEFINITIONS

     1.1. DEFINITIONS. In addition to the terms defined elsewhere herein and/or in the Schedules attached hereto, the following terms, as used herein, have the following meanings when used herein with initial capital letters:

     "ACCOUNTANTS" has the meaning ascribed to such term in Section 4.3(b).

     "ACCOUNTS RECEIVABLE" has the meaning ascribed to such term in Section 2.1(a)(vii).

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, "CONTROL," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "AGGREGATE CLOSING CONSIDERATION" has the meaning ascribed to such term in
Section 4.1.

     "AGREEMENT" has the meaning ascribed to such term in the introductory paragraph of this Agreement as the same may be amended from time to time in accordance with the terms hereof.

     "ANCILLARY AGREEMENTS" means the Employment Agreement, the Non- competition Agreement, the Bill of Sale, the Trademark Assignment, the Copyright Assignment and the Deed.

     "ASSUMED LIABILITIES" has the meaning ascribed to such term in Section 3.1(b).

     "AUDITED FINANCIAL STATEMENTS" has the meaning ascribed to such term in
Section 8.12.

     "BALANCE SHEET DATE" means June 30, 1998.

     "BALANCE SHEET PRINCIPLES" has the meaning ascribed to such term in Section 4.3(a).

     "BASE NET WORTH" means $8.0 million.

     "BENEFIT PLANS" has the meaning ascribed to such term in Section 3.1(a)(iv)

     "BILL OF SALE" has the meaning ascribed to such term in Section 2.1(b)(i).

     "BONUSES" have the meaning ascribed to such term in Section 6.1.21(b).

     "BUSINESS" means the businesses of Seller as conducted as of the date hereof and on the Closing, as described in Recital A.

     "BULK TRANSFER LAWS" has the meaning ascribed to such term in Section 8.7.

     "BUSINESS DAY" means a day other than a Saturday or Sunday or a day on which banks located in New York City or Chicago, Illinois are authorized or required to close.

     "BUYER" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

     "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, for any applicable period, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601, ET SEQ.

     "CLOSING" has the meaning ascribed to such term in Section 5.1.

     "CLOSING DATE" has the meaning ascribed to such term in Section 5.1.

     "CLOSING DATE BALANCE SHEET" has the meaning ascribed to such term in
Section 4.3(a).

     "CLOSING NET WORTH" has the meaning ascribed to such term in Section
4.3(a).

     "CLOSING NET WORTH STATEMENT" has the meaning ascribed to such term in
Section 4.3(a).

     "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     "COMPANY" has the meaning ascribed to such term in the introductory paragraph.

     "COMPANY PROPERTY" means any real property and improvements at any time owned, leased, used, operated or occupied (whether for storage, disposal or otherwise) by the Company.

     "COMPILATION STATEMENTS" means the compiled balance sheets of the Company as of December 31, 1997, 1996 and 1995, together with the related statements of income and retained earnings for the periods then ended and, for the period ended December 31, 1997 only, cash flows, and the reports thereon. The Compilation Statement for 1997 and 1996 were prepared by Shapiro, Olefsky & Company, certified public accountants, and the Compilation Statements for 1995 were prepared by Mann, Weitz & Cohn, certified public accountants. All of the Compilation Statements are attached hereto as EXHIBIT B-3.

     "COMPUTER SYSTEMS" has the meaning ascribed to such term in Section 6.1.24.

     "CONSTITUENT OF CONCERN" means any substance defined as a hazardous substance, hazardous waste, hazardous material, pollutant, or contaminant by any Environmental Law, any petroleum hydrocarbon and any degradation product of a petroleum hydrocarbon, asbestos, PCB or similar substance, the handling, storage, treatment or exposure of or to which is subject to regulation under any Environmental Law.

     "CONTRACTS" has the meaning ascribed to such term in Section 2.1(a)(vi).

     "COPYRIGHT ASSIGNMENT" has the meaning ascribed to such term in Section 2.1(b)(iii).

     "COVENANT PERIOD" has the meaning ascribed to such term in the Non-competition Agreement.

     "DEED" has the meaning ascribed to such term in Section 2.1(b)(iv).

     "DAMAGES" has the meaning ascribed to such term in Section 10.2(a).

     "DIRECT CLAIM" has the meaning ascribed to such term in Section 10.4(c)

     "DROP DEAD DATE" has the meaning ascribed to such term in Section 11.1(a)(iv).

     "EMPLOYMENT AGREEMENT" means the agreement between the entity designated by Buyer pursuant to Section 11.5 and Stockholder, to be dated the Closing Date, substantially in the form attached hereto as EXHIBIT A.

     "ENVIRONMENTAL CLAIMS" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, citations, summonses, notices of non-compliance or violation, requests for information under Section 104(e) of CERCLA or proceedings relating to any Environmental Law or any permit issued under any such Law, including (a) Environmental Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Constituents of Concern or arising from alleged injury or threat of injury to human health and safety or the environment.

     "ENVIRONMENTAL CONDITION" means a condition with respect to the environment which has resulted or could result in a material loss, liability, cost or expense to the Company.

     "ENVIRONMENTAL LAW" means any Law in effect and amended as of the Closing Date, together with any judicial interpretation thereof and applicable clean-up standards, as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health and safety, including CERCLA and any state and local counterparts or equivalents.

     "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities relating to or required by Environmental Laws and necessary for the business of the Company as currently conducted.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means any Person that, together with the Company, would be considered a single employer within the meaning of Section 4001 of ERISA or
Section 414 of the Code.

     "ESTIMATED ADJUSTMENT" has the meaning ascribed to such term in Section
4.2.

     "ESTIMATED CLOSING NET WORTH" has the meaning ascribed to such term in
Section 4.2.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "EXCLUDED ASSETS" has the meaning ascribed to such term in Section 2.2.

     "FINAL ADJUSTMENT" has the meaning ascribed to such term in Section 4.4(a).

     "GAAP" means U.S. generally accepted accounting principles, consistently applied.

     "GOVERNMENTAL AUTHORITY" means any domestic or foreign governmental or regulatory authority.

     "HSR ACT" has the meaning ascribed to such term in Section 6.1.3.

     "INDEBTEDNESS" means with respect to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money, including, without limitation, all principal, interest, premiums, fees, expenses, overdrafts and penalties with respect thereto, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of the property or services, (iv) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (v) Capitalized Lease Obligations of such Person and (vi) all Indebtedness of any other Person of the type referred to in clauses (i) to (v) above directly or indirectly guaranteed by such Person or secured by any assets of such Person. Notwithstanding anything to the contrary contained herein, the term "Indebtedness" will not include trade payables or security deposits for leases incurred in the Ordinary Course of Business.

     "INDEMNIFIED PARTY" has the meaning ascribed to such term in Section
10.4(a).

     "INDEMNIFYING PARTY" has the meaning ascribed to such term in Section 10.4(a).

     "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right, in each case which is owned, used or held for use or otherwise necessary in connection with the conduct of the Business.

     "INTERIM FINANCIAL STATEMENTS" means the unaudited balance sheet of the Company as of June 30, 1998 and September 30, 1998, together with the related statements of income for the periods then ended, in each case, prepared internally by the Company for management purposes only and which are attached hereto as EXHIBIT B-1.

     "IRS" means the Internal Revenue Service.

     "JUNE 1998 BALANCE SHEET" means the unaudited balance sheet of the Company as of June 30, 1998, prepared internally by the Company for management purposes only and included in the Interim Financial Statements.

     "LAW" means any federal, state or local statute, law, rule, regulation, ordinance, code, permit, license, or rule of common law.

     "LENDERS" has the meaning ascribed to such term in Section 5.2(viii).

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, liabilities, condition (financial and other), results of operations or prospects of the Company.

     "MAY 1985 REDEMPTION" has the meaning ascribed to such term in Section 3.2(a)(vi).

     "MILLENNIUM COMPLIANCE" means that the Computer Systems are capable of the following, during and/or after January 1, 2000: (a) handling date information involving all and any dates, including accepting input, providing output and performing date calculations in whole or in part; (b) operating accurately without interruption on and in respect of any and all dates and without any change in performance; (c) responding to and processing two digit year input without creating any ambiguity as to the century; and (d) storing and providing date input information without creating any ambiguity as to the century.

     "MONTHLY FINANCIAL STATEMENTS" means the unaudited monthly balance sheets of the Company from December 31, 1996 through the Closing Date and the related monthly statements of income for the periods then ended, in each case, prepared internally by the Company for management purposes only. The Monthly Financial Statements through the month-ended immediately prior to the date hereof are attached as EXHIBIT B-2.

     "NON-COMPETITION AGREEMENT" means the Non-competition Agreement, dated as of the Closing Date, between the entity designated by Buyer pursuant to Section 11.5, Buyer and Stockholder, substantially in the form attached hereto as EXHIBIT C.

     "NOVEMBER 1998 BALANCE SHEET" means the balance sheet of the Company as of November 30, 1998, prepared internally by the Company for internal management purposes only and contained in the Monthly Financial Statements.

     "ORDER" means any judgment, injunction, judicial or administrative order or decree.

     "ORDINARY COURSE OF BUSINESS" means, with respect to any Person, the ordinary course of business of such Person, consistent in all material respect with such Person's past practice and custom, including with respect to any category, quantity or dollar amount, term and frequency of payment, delivery, accrual and expense or any other accounting entry.

     "PERMITS" has the meaning ascribed to such term in Section 6.14(b).

     "PERMITTED LIEN" means (a) mechanics', workmen's, repairmen's or other Liens arising or incurred in the Ordinary Course of Business in respect of obligations that are not overdue or (b) other imperfections of title or encumbrances, in the case of clause (a) and (b) which do not or could not reasonably be expected to, individually or in the aggregate, materially affect the value or marketability of the property subject thereto.

     "PERSON" means an individual, corporation, partnership, limited liability company or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PRE-CLOSING AUDITS" has the meaning ascribed to such term in Section 8.12.

     "PRE-CLOSING TAX PERIOD" means any Tax period (or portion thereof) that actually ends on or before the Closing Date.

     "PURCHASED ASSETS" has the meaning ascribed to such term in Section 2.1(a).

     "REAL PROPERTY" has the meaning ascribed to such term in Section 6.1.15(b).

     "RELIANCE LETTERS" has the meaning ascribed to such term in Section 5.2(viii).

     "RETAINED LIABILITIES" has the meaning ascribed to such term in Section 3.2(b).

     "RETURNS" has the meaning ascribed to such term in Section 6.1.9(a)(i).

     "S CORPORATION" has the meaning ascribed to such term in Section 6.1.9(a)(ix).

     "SELECTED BUYER REPRESENTATIONS AND WARRANTIES" means the representations and warranties contained in Sections 7.1 (Corporate Existence and Power); 7.2 (Authorization; Enforceability), 7.3 (Governmental Authorization) and 7.4 (Non-Contravention).

     "SELECTED SELLER REPRESENTATIONS AND WARRANTIES" means the representations and warranties contained in Sections 6.1.1 (Corporate Existence and Power),
6.1.2 (Enforceability), 6.1.3 (Governmental Authorization) and 6.1.4 (Non-Contravention; Consents).

     "SELLER" has the meaning ascribed to such term in the introductory paragraph.

     "SCHEDULE 8.8 INDIVIDUALS" has the meaning ascribed to such term in Section 3.1(a)(iv).

     "SURVIVAL PERIOD" has the meaning ascribed to such term in Section 10.1.

     "STOCKHOLDER" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

     "TAX" means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority

     (as hereinafter defined), (b) any liability of the Company for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the Company for payment of such amounts was determined or taken into account with reference to the liability of any other Person, and (c) liability of the Company for the payment of any amounts as a result of being a party to any Tax Sharing Agreements or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person.

     "TAX SHARING AGREEMENTS" means all existing Tax sharing agreements or arrangements (whether or not written) binding the Company.

     "TAXING AUTHORITY" means any Governmental Authority responsible for the imposition of any Tax.

     "THIRD PARTY CLAIM" means any claim, demand, action, suit or proceeding made or brought by any Person who or which is not a party to this Agreement.

     "TRADEMARK ASSIGNMENT" has the meaning ascribed to such term in Section 2.1(b)(ii).

     "TRANSFER" has the meaning ascribed to such term in Section 2.1(a).

     "TRANSFERRED EMPLOYEES" has the meaning ascribed to such term in Section 8.5(b)(i).

                         II. SALE AND PURCHASE OF ASSETS

     2.1. PURCHASED ASSETS.

     (a) At the Closing provided for in Article V, Seller will sell, assign, transfer, convey and deliver ("TRANSFER"), free and clear of all Liens (except Permitted Liens), whether legal or equitable, to Buyer and Buyer will purchase and accept from Seller on the terms and subject to the conditions hereinafter set forth, all of the assets, properties, rights and interests of Seller to the extent existing as of the Closing Date, other than the Excluded Assets (all of such assets, properties, rights and interests being hereinafter collectively referred to as the "PURCHASED ASSETS"), including but not limited to:

          (i) those assets, properties, rights and interests reflected on the November 1998 Balance Sheet, other than such assets, properties and interests sold in the Ordinary Course of Business or otherwise disposed of as expressly authorized or permitted under this Agreement after such date;

          (ii) Seller's title to, interest in, or rights under the leases of, real property described in SCHEDULE 6.1.15(b), together with all right, title and interest of Seller, if any, to all leasehold improvements thereon and all easements, rights-of-way, transferable licenses and permits and other appurtenances thereof;

          (iii) all right, title and interest of Seller to all plant, machinery, equipment, tools, spare parts, supplies, furniture, furnishings, vehicles and other fixed assets owned or leased by Seller and used or held for use in the conduct of the Business;

          (iv) all raw materials and inventories wherever located, including inventories of work-in-process, stores and supplies, owned by Seller and used or held for use in connection with the conduct of the Business;

          (v) any item that would constitute "cash" as shown on a balance sheet of the Business as of the Closing Date determined in accordance with GAAP, deposits, advance payments of any kind or prepayments by clients, letters of credit naming Seller as account party, certificates of deposit, notes, drafts, checks and similar instruments relating to or arising out of the conduct of the Business;

          (vi) all right, title and interest of Seller to all contracts (whether written or oral) (other than to the extent that such contracts relate to the Retained Liabilities or Excluded Assets), commitments, leases, purchase orders, contracts to purchase raw materials, contracts for services and supplies, contracts to supply or sell products and all of the other agreements (whether written or oral) including those set forth or required to be set forth in SCHEDULE 6.1.11(a) (collectively, the "CONTRACTS");

          (vii) all accounts receivable (including billed and unbilled) of Seller ("ACCOUNTS RECEIVABLE");

          (viii) all Intellectual Property Rights of Seller;

          (ix) all licenses, Permits, registrations, and authorizations held by Seller;

          (x) the books and records of Seller relating to the Purchased Assets including, without limitation, all customer and supplier files, equipment maintenance and warranty information, all correspondence with any customers, suppliers, employees or governmental entities, all personnel records related to the Transferred Employees, and any other reports, marketing studies, plans and documents, including, without limitation, data stored electronically;

          (xi) all prepaid claims, prepaid Taxes (other than any prepaid Taxes which can be utilized to offset or satisfy any liabilities described in
     Section 3.2(a)(iii)), prepaid insurance premiums and other prepaid expense items and deferred charges, credits, advance payments, security and other deposits made by Seller to any other Person relating to the conduct of the Business;

          (xii) all policies of insurance, fidelity, surety or similar bonds and third-party indemnities to the extent assignable where Seller is an indemnified party and the coverages afforded thereby, in each case other than to the extent relating to the Retained Liabilities or Excluded Assets;

          (xiii) lists of customers and vendors of Seller, including, without limitation, any data stored electronically;

          (xiv) the right to use the names set forth on SCHEDULE 2.1(a)(xiv), and all variants thereof;

          (xv) the Business and goodwill of Seller;

          (xvi) all securities or other ownership interests in any Person held by Seller;

          (xvii) all telephone and facsimile numbers (together with all other similar numbers), electronic mail addresses and web sites, in each case owned or used by Seller in the Business including such items as set forth on SCHEDULE 2.1(a)(xvii);

          (xviii) all rights of Seller pertaining to any counterclaims, set-offs or defenses it may have with respect to the Assumed Liabilities; and

          (xix) all other assets, properties and rights of every kind and nature owned or held by Seller or in which Seller has an interest on the Closing Date, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

     (b) In confirmation of the foregoing sale, assignment and transfer, Seller will execute and deliver to Buyer at the Closing (i) a Bill of Sale and Assignment and Assumption Agreement (the "BILL OF SALE"), (ii) an Assignment of Trademarks (the "TRADEMARK ASSIGNMENT"), (iii) an Assignment of Copyrights (the "COPYRIGHT ASSIGNMENT"), (iv) the Special Warranty Deed (the "DEED"), each substantially in the forms attached hereto as EXHIBITS D-1, D-2, D-3 and D-4, respectively, and (v) such other assignments and other instruments of transfer as Buyer may reasonably deem necessary or desirable.

     2.2. EXCLUDED ASSETS. Anything in this Agreement to the contrary notwithstanding, the following assets of Seller (the "EXCLUDED ASSETS") are being retained by Seller and will not be included in the Purchased Assets:

     (a) Tax records reasonably necessary for the discharge by Seller of all income and other Taxes payable in respect of the conduct of the Business of Seller, prior to the Closing Date, provided that Buyer will have reasonable access to such records prior to and after the Closing Date in accordance with the provisions of Section 8.6(b) hereof to the extent Buyer will reasonably require such access;

     (b) the rights of Seller and Stockholder under this Agreement and under the Ancillary Agreements and the proceeds payable to Seller pursuant to this Agreement;

     (c) all of the property listed on SCHEDULE 2.2(c);

     (d) any recovery of funds, assets or any other item or items of value obtained in connection with the matters described in the December 4, 1998 letter from Stuart J. Stein and/or the documents related thereto and/or referred to therein, which letter is attached hereto as SCHEDULE 2.2(d);

     (e) any Tax refund received to the extent attributable to any Pre-Closing Tax Period (other than net operating loss carry-backs); and

     (f) Indebtedness of employees of Seller to Seller set forth on the November 1998 Balance Sheet.

     2.3 NONASSIGNABLE CONTRACTS, LEASES AND PERMITS. In the case of any Purchased Assets constituting Contracts or Permits that are not by their terms assignable or that require the consent of a third-party in connection with the sale by Seller, Seller will use reasonable efforts (without being required to expend money in connection therewith) to obtain, or cause to be obtained in writing, prior to the Closing Date, any consents necessary to convey the benefits thereof. Buyer will assist Seller in such manner as may be reasonably requested in connection therewith; provided that such assistance will not be deemed to require any expenditure of money on the part of Buyer. If the consent of any third-party is not obtained prior to the Closing Date and the Closing occurs notwithstanding the failure to obtain such consent, Seller will use reasonable efforts (without being required to expend money in connection therewith) to assist Buyer in obtaining such consent promptly. During such period in which the applicable Contract or Permit is not capable of being assigned to Buyer due to the failure to obtain any required consent, Seller will use reasonable efforts (without being required to expend money in connection therewith) to make such arrangements as may be necessary to enable Buyer to receive all the economic rights and liabilities under such Contract accruing on and after the Closing Date.

                         III. ASSUMPTION OF LIABILITIES

     3.1. LIABILITIES ASSUMED BY BUYER.

     (a) Subject to Section 3.2, at the Closing, Buyer will assume, as of the Closing Date, and will subsequently pay, honor and discharge when due and payable and otherwise in accordance with their terms, the following liabilities and obligations of Seller to the extent existing on the Closing Date:

          (i) (x) all liabilities reflected on the November 1998 Balance Sheet and (y) all such liabilities of the same categories as those reflected on the November 1998 Balance sheet arising thereafter and to the extent reflected on the Closing Date Balance Sheet as finally determined in accordance with this Agreement, in the case of liabilities described in clauses (x) and (y) of this clause 3.1(a)(i), to the extent that such liabilities were not incurred in breach of this Agreement, and in each case, other than Indebtedness described in Section 3.2(a)(vi);

          (ii) all liabilities and obligations under Contracts to which Seller is a party, including those that (A) are disclosed in SCHEDULE 6.1.11(a) and SCHEDULE 6.1.15(b) and (B) have been entered into by Seller in the Ordinary Course of Business prior to the Closing Date, in each case, other than contracts to which Seller is a party that are entered into by Seller in breach of this Agreement and liabilities and obligations under Contracts to which Seller is a party that relate to a breach by Seller of any of the terms and conditions of any such Contracts on, or prior to the Closing Date; PROVIDED that the existence of any such Contract does not constitute the breach of any representation, warranty or covenant of Seller hereunder;

          (iii) all liabilities or obligations to Transferred Employees in accordance with, and subject to the limitations set forth in, Section 8.5 with respect to wages, salaries, bonus, vacation, severance or other compensation reflected on the Closing Date Balance Sheet (to the extent not discharged prior to the Closing Date) or otherwise accruing on and after the Closing, provided that the existence thereof does not constitute a breach of any representation, warranty or covenant of Seller hereunder;

          (iv) except as provided in Section 3.2(a)(iii) and other than to the extent applicable to the individuals listed on SCHEDULE 8.8 (the "SCHEDULE
     8.8 INDIVIDUALS") (but without limiting the obligations of Buyer and GA Acquisition Delaware, Inc. under: (x) the Employment Agreement, or (y) COBRA for such SCHEDULE 8.8 Individuals), liabilities or obligations relating or pertaining to any employee benefit plan within the meaning of
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other plan, program, agreement, arrangement, policy, contract, commitment, or scheme, written or oral, statutory or contractual of Seller, including, but not limited to, any deferred compensation agreement, executive compensation, bonus, incentive or severance pay plan, any life, health, disability or accident insurance plan or any cafeteria plan or any holiday or vacation practice under which employees or former employees of Seller are eligible to participate or derive a benefit and as to which such Seller has or in the future could reasonably be expected to have any direct or indirect actual or contingent liability (hereinafter the "BENEFIT PLANS"), provided that the existence of such Benefit Plans does not constitute a breach of any representation, warranty or covenant of Seller hereunder;

          (v) the obligation to issue credit as appropriate in the Ordinary Course of Business of Seller; and

          (vi) liability (for the defense of, and liability (if any) in respect of, claims in suits and other proceedings specifically described in
     SCHEDULE 3.1(a)(vi).

     (b) The liabilities to be assumed by Buyer pursuant to Section 3.1(a) are hereinafter sometimes collectively referred to as "ASSUMED LIABILITIES."

     3.2. LIABILITIES NOT ASSUMED BY BUYER.

     (a) Anything in this Agreement to the contrary notwithstanding, Buyer will not assume or be liable or responsible for, from and after the date hereof or after the Closing, any liabilities or obligations of Seller, except as listed in
Section 3.1(a). Without limiting the generality or effect of the foregoing, Buyer will not assume the following:

          (i) any liability or obligation of Seller (including the liability referred to in Section 6.1.25) arising out of or in connection with the negotiation and preparation of the Agreement (including the Ancillary Agreements) and the consummation and performance of the transactions contemplated hereby;

          (ii) liability for the defense of, and liability (if any) in respect of, all claims (other than claims which constitute Assumed Liabilities), to the extent arising out of or relating to facts or circumstances existing on or prior to the Closing Date;

          (iii) any liability or obligation of Seller with respect to federal, state or local Taxes;

          (iv) any liability or obligation of Seller incurred in breach of this Agreement or any of the Ancillary Agreements;

          (v) all claims, liabilities and obligations with respect to the Excluded Assets;

          (vi) (x) Indebtedness in connection with the 1985 redemption by the Seller of 565 shares of its capital stock from Irene Starr Fleischman (the "MAY 1985 REDEMPTION")) and (y) Indebtedness constituting the guaranty referred to in SCHEDULE 6.1.11(a)(vi); and

          (vii) items listed in any of the Schedules which are expressly identified in any such Schedule as constituting a "Retained Liability."

     (b) All liabilities or obligations of Seller other than Assumed Liabilities are hereinafter sometimes collectively referred to as the "RETAINED LIABILITIES."

     IV. CONSIDERATION FOR PURCHASED ASSETS; CLOSING

     4.1. PURCHASE PRICE. In consideration for the Transfer by Seller to Buyer of the Purchased Assets pursuant to this Agreement, Buyer will deliver at the Closing to Seller an aggregate amount equal to $45.0 million (the "AGGREGATE CLOSING CONSIDERATION"). The Aggregate Closing Consideration will be subject to adjustment at the Closing as provided in Section 4.2 and will be payable in cash by wire transfer in immediately available funds to one account designated in writing by Seller. The Aggregate Closing Consideration will be subject to adjustment after the Closing as provided in Sections 4.3 and 4.4.

     4.2. ESTIMATED ADJUSTMENT. Not less than two Business Days prior to the Closing Date, Seller will cause Shapiro, Olefsky & Company, certified public accountants, to prepare a good faith estimate of the Closing Net Worth (the "ESTIMATED CLOSING NET WORTH") determined in accordance with Section 4.3, as if it were the actual Closing Net Worth, but based upon Shapiro, Olefsky & Company's review of the monthly financial information then available and inquiries of personnel responsible for the preparation of the financial information relating to the Company in the Ordinary Course of Business. The Aggregate Closing Consideration will be adjusted by the amount equal to the difference, if any, between the Estimated Closing Net Worth and the Base Net Worth and as otherwise adjusted in accordance with the methodology set forth in EXHIBIT E (as so adjusted, the "ESTIMATED ADJUSTMENT").

     4.3. POST-CLOSING ADJUSTMENT. (a) As soon as practicable (and in no event later than 90 days after the Closing), Buyer will prepare and deliver or cause to be prepared and delivered to Seller a balance sheet of the Company as of the opening of business on the Closing Date (the "CLOSING DATE BALANCE SHEET") and a proposed statement of the net worth of the

Company as of the opening of business on the Closing Date (the "CLOSING NET WORTH STATEMENT"). The Closing Date Balance Sheet and the Closing Net Worth Statement (i) will reflect, respectively, the financial position of the Company and the components and calculation of the net worth of the Company in each case as of the opening of business on the Closing Date, (ii) will be prepared and determined as of the opening of business on the Closing Date using the same policies, principles and methodology used in connection with the preparation of the June 1998 Balance Sheet, and (iii) will be subject to adjustment in accordance with the principles and methodology set forth in EXHIBIT E attached hereto (the policies, principles and methodology in clauses (ii) and (iii) of this Section 4.3(a) being referred to herein as the "BALANCE SHEET PRINCIPLES"). Notwithstanding anything contained herein to the contrary, there will be no changes in reserve or accrual policies or amounts (with respect to accrual and reserve amounts, without the prior written consent of Buyer which will not be unreasonably withheld or delayed) between June 30, 1998 and the Closing Date without the prior written consent of Buyer. The net worth of the Company as of the Closing Date determined in accordance with this Section 4.3 is referred to herein as the "CLOSING NET WORTH." In the event of any conflict or inconsistency between the policies, principles and methodology described in the foregoing clauses (ii) and (iii), the policies, principles and methodology set forth in EXHIBIT E shall govern.

     (b) If, within 45 days after the date of Buyer's delivery of the Closing Date Balance Sheet and the Closing Net Worth Statement, Seller disagrees with the Closing Date Balance Sheet and/or the Closing Net Worth Statement as prepared and determined by Buyer, Seller will give written notice to Buyer within such 45-day period (i) setting forth Seller's proposed changes to the Closing Date Balance Sheet as prepared by Buyer and the determination by Buyer of the Closing Net Worth and (ii) specifying in reasonable detail Seller's basis for disagreement. The failure by Seller to so express disagreement and provide such specification within such 45-day period will constitute the acceptance of Buyer's preparation of the Closing Date Balance Sheet and the computation of the Closing Net Worth. If Buyer and Seller are unable to resolve any disagreement between them with respect to the Closing Date Balance Sheet and the Closing Net Worth within 30 days after the giving of notice by Seller to Buyer of such disagreement, the items in dispute will be referred for determination to Pricewaterhouse Coopers LLP (the "ACCOUNTANTS") as promptly as practicable, but not later than five days after the expiration of such 30 day period. Buyer and Seller will use reasonable efforts to cause the Accountants to render their decision as soon as practicable thereafter (but in no event later than 30 days after the submission to the Accountants of the notice of disagreement referred to in the immediately preceding sentence), including without limitation by promptly complying with all reasonable requests by the Accountants for information, books, records and similar items. The Accountants will make a determination as to each of the items in dispute (but only those items in dispute), which determination will be in writing, furnished to each of the parties hereto as promptly as practicable after the items in dispute have been referred to the Accountants (but in no event later than 30 days thereafter), made in accordance with this Agreement (including EXHIBIT E), and conclusive and binding upon each of the parties hereto. Nothing herein will be construed to authorize or permit the Accountants to determine (i) any question or matter whatsoever under or in connection with this Agreement, except the determination of what adjustments, if any, must be made in one or more disputed items reflected in the Closing Date Balance Sheet and the Closing Net Worth Statement delivered by Buyer in order for the Closing Net Worth to be determined in accordance with the provisions of this Agreement (including EXHIBIT E), or a Closing Net Worth that is not equal to one of, or between, the Closing Net Worth as determined by Seller and as determined by Buyer. The fees and expenses of the Accountants will be paid one-half by Buyer and one-half by Seller.

     (c) During the period that Seller's advisors are conducting their review of Buyer's preparation of the Closing Date Balance Sheet and determination of the Closing Net Worth, Seller and its representatives will have reasonable access during normal business hours to the work papers prepared by or on behalf of Buyer and its representatives and any and all other things reasonably requested by Seller's advisors, in each case, in connection with Buyer's preparation of the Closing Net Worth Statement and determination of the Closing Net Worth; PROVIDED, HOWEVER, that Seller will conduct such review in a manner that does not unreasonably interfere with the conduct of the business of the Company. To the extent any such work papers are in the control of Seller after the Closing, Seller will grant Buyer and its representatives reciprocal access rights for the purpose of finalizing the preparation of the Closing Date Balance Sheet and the determination of the Closing Net Worth. Seller and Buyer agree in good faith to use all reasonable efforts to provide such information and access described in this Section 4.3(c).

     4.4. ADJUSTMENTS TO CLOSING PAYMENTS.

     (a) Upon the final determination of the Closing Net Worth, the parties will recalculate the Estimated Adjustment in accordance with the methodology set forth in EXHIBIT E (the "FINAL ADJUSTMENT") and will make the following adjustments:

          (i) If the Final Adjustment exceeds the Estimated Adjustment, then the Aggregate Closing Consideration will be increased by, and Buyer will pay to Seller the amount of such difference; and

          (ii) If the Final Adjustment is less than the Estimated Adjustment, then the Aggregate Closing Consideration will be decreased by, and Seller will pay to Buyer the amount of such difference.

     (b) Any payment in respect of an adjustment required to be made under
Section 4.4(a) will be made by Buyer or Seller, as applicable, in cash by wire transfer of immediately available funds to one account of the payee specified prior to the date such payment is required to be made hereunder in writing by Buyer or Seller, as applicable. Such payment will be made on such of the following dates as may be applicable: (i) if Seller shall not have disagreed with the Closing Date Balance Sheet and/or the Closing Net Worth as prepared and determined by Buyer, the earlier of (A) 45 days after delivery to Seller of the Closing Date Balance Sheet and the Closing Net Worth Statement or (B) seven days after Seller has indicated in writing that it has no objections to the Closing Date Balance Sheet and the Closing Net Worth, or (ii) if Seller shall have objected to the Closing Date Balance Sheet and the Closing Net Worth as prepared and determined by Buyer, within seven days following final agreement or decision with respect to the Closing Date Balance Sheet and the Closing Net Worth, as provided in Section 4.3 and this Section 4.4.

     4.5. ALLOCATION OF PURCHASE PRICE. The Aggregate Closing Consideration will be allocated among the Purchased Assets as determined by Seller in the manner required by Section 1060 of the Code and otherwise in its sole discretion (exercised reasonably and in good faith). For purposes of determining the Buyer's basis in the Purchased Assets and gain or loss recognized by Seller with respect to the sale of the Purchased Assets to Buyer, Buyer and Seller covenant and agree that the aggregate Purchase Price will be allocated among the Purchased Assets consistent with this Section 4.5 and the parties further agree that they shall file all Tax returns and related forms (including, without limitation, Form 8594) in accordance with the allocation determined in accordance with this Section 4.5 and will not make any inconsistent statement or take any inconsistent position on any Tax returns, in any refund claim, or during the course of any IRS or other tax audit. Each party will notify the other party if it receives notice that the IRS proposes any allocation that is different from the allocation agreed upon under this Section 4.5.

                        V. CLOSING AND CLOSING DELIVERIES

     5.1. THE CLOSING. The closing of the sale and purchase of the Purchased Assets (the "CLOSING") will take place at the offices of Jones, Day, Reavis & Pogue located at 599 Lexington Avenue, New York, New York at 10:00 a.m., New York time, as soon as possible after the date hereof but in no event later than the first to occur of (a) ten Business Days after satisfaction or waiver of the conditions to Closing and (b) March 31, 1999. The date upon which the Closing occurs is herein called the "CLOSING DATE."

     5.2. DELIVERIES OF SELLER. At the Closing, Seller will deliver to
Purchaser:

          (i) Bill of Sale duly executed by Seller;

          (ii) Trademark Assignment duly executed by Seller;

          (iii) Copyright Assignment duly executed by Seller;

          (iv) Deed duly executed by Seller;

          (v) instruments of assignment and assumption and other instruments, as Buyer may reasonably deem necessary or desirable to transfer any of the Purchased Assets duly executed by Seller;

          (vi) certificates of the Chief Executive Officer of Seller to evidence compliance with the conditions set forth in Section 9.1.1(c);

          (vii) certificates of Seller's Secretary or Assistant Secretary as provided in Section 9.1.1(d);

          (viii) the opinion of Rosenthal and Schanfield counsel to Seller and Stockholder, dated the Closing Date substantially in the form attached hereto as EXHIBIT F, together with letters (the "RELIANCE LETTERS") entitling the bank lenders and underwriters engaged by or on behalf of Buyer to provide financing as contemplated by Section 9.1.11 (the "LENDERS") to rely on such opinion;

          (ix) evidence or copies of any consents, approvals, orders, qualifications or waivers required by any third-party or governmental entity pursuant to Section 9.1.8;

          (x) Certificate of Amendment of Seller's Certificate of Incorporation, dated the Closing Date and in proper form for filing substantially in the form attached hereto as EXHIBIT G, which Seller will, on the Closing Date, file with the Secretary of State of the State of Illinois, changing Seller's corporate name to "GAI, Inc.," together with all other documentation required to be filed in other jurisdictions where Seller is qualified or licensed to do business to reflect such name change;

          (xi) other Ancillary Agreements required to be duly executed and delivered by Seller or Stockholder;

          (xii) a non-foreign person affidavit of Seller required by Section 1445 of the Code; and

          (xiii) such other documents and instruments as may be reasonably required in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and to comply with the terms hereof and thereof (including state environmental disclosure statements, good standing certificates and resale exemption certificates).

     5.3. DELIVERIES BY BUYER. At the Closing, Buyer will deliver or cause to be delivered to Seller:

          (i) the Aggregate Closing Consideration by wire transfer of immediately available funds to the one account specified pursuant to
     Section 4.1;

          (ii) certificate of the Chief Executive Officer of Buyer to evidence compliance with the conditions set forth in Section 9.2.1;

          (iii) certificate of Buyer's Secretary or Assistant Secretary as provided in Section 9.2.2;

          (iv) Bill of Sale duly executed by Buyer;

          (v) the opinion of Jones, Day, Reavis & Pogue, counsel to Buyer, dated the Closing Date substantially in the form attached hereto as EXHIBIT H;

          (vi) other Ancillary Agreements required to be duly executed and delivered by Buyer; and

          (vii) such other documents and instruments as may be reasonably required in connection with the consummation the transactions contemplated by this Agreement and the Ancillary Agreements and to comply with the terms hereof and thereof (including state environmental disclosure statements, good standing certificates and resale exemption certificates).

     5.4. PROCEEDINGS. Except as otherwise specifically provided for herein, all proceedings that will be taken and all documents that will be executed and delivered by the parties hereto on the Closing Date will be deemed to have been taken and executed simultaneously, and no proceeding will be deemed taken nor any document executed and delivered until all have been taken, executed and delivered.

                  VI. REPRESENTATIONS AND WARRANTIES OF SELLER

     6.1. Seller represents and warrants to Buyer as of the date hereof and the Closing as follows:

     6.1.1. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has all corporate power required to carry out its business as now conducted and, to Seller's knowledge, all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary except for those jurisdictions where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has heretofore delivered to Buyer a true and complete copy of its articles of incorporation and bylaws, the receipt of which by Buyer is hereby acknowledged.

     6.1.2. ENFORCEABILITY. The execution, delivery and performance by the Company of this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement and each Ancillary Agreement to which Stockholder and/or the Company will be a party at the Closing have been and will be at the Closing duly executed and delivered by Stockholder and/or the Company, as applicable and constitute and will constitute the valid and binding agreements of Stockholder and the Company, enforceable against them in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     6.1.3. GOVERNMENTAL AUTHORIZATION. Except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), to Seller's knowledge, the execution, delivery and performance by Stockholder and the Company of this Agreement and each Ancillary Agreement to which Stockholder and the Company will be a party at the Closing require no action by or in respect of, or filing with, any Governmental Authorities.

     6.1.4. NON-CONTRAVENTION; CONSENTS. Except as disclosed on SCHEDULE 6.1.4, the execution, delivery and performance by the Company and the Stockholder of this Agreement and each Ancillary Agreement to which the Company or the Stockholder will be a party at the Closing will not

     (a) violate the articles of incorporation or bylaws or comparable organizational documents of the Company,

     (b) violate any applicable Law or Order,

     (c) require any filing with or permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any permits of the Company or any licenses to which the Company is a party),

     (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company under or result in a loss of any benefit to which the Company is entitled under any agreement or other instrument binding upon, the Company or any license, franchise, permit or other similar authorization held by the Company, or

     (e) result in the creation or imposition of any Lien on any asset of the Company;

     (f) except in the case of clauses (c), (d) and (e) for such filings, permits, consents, approvals or notices and violations, breaches, conflicts and Liens which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.1.5. CAPITALIZATION. (a) Immediately prior to the Closing, the authorized, issued and outstanding capital of the Company will be as set forth on SCHEDULE 6.1.5(a).

     (b) Except as disclosed in SCHEDULE 6.1.5(b), Seller does not own any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

     6.1.6. FINANCIAL STATEMENTS; BOOKS AND RECORDS. (a) Seller has heretofore furnished Buyer with a true and complete copy of the Compilation Statements, the receipt of which by Buyer is hereby acknowledged. The Compilation Statements have been derived from the books and records of the Company and constitute a fair and accurate presentation in all material respects of the financial position of the Company at the respective dates thereof and the results of the operations of the Company for the periods indicated and, in the case of the Compilation Statements, dated as of and for the period ended December 31, 1997 only, cash flows of the Company.

     (b) Seller has also heretofore furnished Buyer with a true and complete copy of the Interim Financial Statements and, through the month ended December 31, 1998, the Monthly Financial Statements, the receipt of which by Buyer is hereby acknowledged. The Interim Financial Statements and such Monthly Financial Statements have been, and Monthly Financial Statements required to be delivered pursuant to Section 8.1 when delivered shall have been, derived from the books and records of the Company, and have been, and shall have been, as applicable, prepared on a basis consistent otherwise with the Compilation Statements dated as of and for the periods ended December 31, 1996 and December 31, 1997. The Interim Financial Statements and, through the month ended December 31, 1998, the Monthly Financial Statements constitute, and the Monthly Financial Statements required to be delivered pursuant to Section 8.1, when delivered will constitute, a fair and accurate presentation in all material respects of the financial position of the Company at the respective dates thereof and the results of operations of the Company for the respective periods indicated.

     (c) Except as disclosed on SCHEDULE 6.1.6.(c), there have been no changes in the Company's reserve policies since November 30, 1998.

     (d) The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company contain materially accurate and complete records of all meetings held of, and corporate action taken by, Stockholder, the Board of Directors, and committees of the Boards of Directors of the Company, and no meeting of stockholders, Board of Directors or committee thereof has been held for which minutes have not been prepared and are not contained in such minute books.

     6.1.7. NO UNDISCLOSED LIABILITIES. There are no liabilities of the Company or any facts or circumstances which could reasonably be expected to give rise to liabilities of the Company, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities fully provided for in the most recent Interim Financial Statements; (b) liabilities specifically disclosed on SCHEDULE 6.1.7; (c) and other undisclosed liabilities incurred since the date of the most recent Interim Financial Statements in the Ordinary Course of Business which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.1.8. INTERCOMPANY ACCOUNTS. SCHEDULE 6.1.8 contains a complete list of all intercompany balances, as of the date immediately preceding the date hereof, between the Company's Affiliates, on the one hand, and of the Company, on the other hand. Other than as disclosed on SCHEDULE 6.1.8 and compensation paid in the Ordinary Course of Business, since such date, there has not been any accrual of liability of the Company to Stockholder or any of Company's Affiliates or other transaction between the Company, on the one hand, and the Company's Affiliates, on the other hand, or any action taken (other than this Agreement) which could reasonably be expected to result in any such accrual, or the incurrence of any legal or financial obligation to any such Person, after such date.

     6.1.9. TAX MATTERS. (a) Except as disclosed in SCHEDULE 6.1.9(a):

          (i) All Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Company (collectively, the "RETURNS") have, to the extent required to be filed on or before the date hereof, been filed when due in accordance with all applicable laws;

          (ii) All Taxes owed by the Company (shown as due and payable on the Returns that have been filed) have been timely paid, or withheld and remitted to the appropriate Taxing Authority;

          (iii) The Company is not delinquent in the payment of any Tax and the Company has not requested any extension of time within which to file any Return except for extensions granted as a matter of right;

          (iv) The Company (or any member of any affiliated, consolidated, combined or unitary group of which the Company is or has been a member) has not granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired;

          (v) There is no action, suit or proceeding of which Seller has been served with process or has otherwise received written notice now pending and no claim, audit or investigation now pending of which Seller is aware or, to the knowledge of Seller, any action, suit, claim, audit or investigation threatened, against or with respect to the Company in respect of any Tax;

          (vi) There are no Liens for Taxes upon the assets of the Company, except Liens for current Taxes not yet due;

          (vii) The Company has not been a member of an affiliated, consolidated, combined or unitary group or participated in any other arrangement whereby any income, revenues, receipts, gain or loss of the Company was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset or liability of any other Person; and

          (viii) The Company made a timely and valid election to be treated as an "S corporation" for federal income tax purposes pursuant to Section 1362 of the Code within the meaning of Section 1361(a) of the Code (an "S CORPORATION"). Such election was effective for the year commencing January 1, 1991. The Company has also made all such elections permitted or required under analogous provisions of state and local Law; and the Company will continue to be a valid S Corporation through the Closing.

     (b) To Seller's knowledge, SCHEDULE 6.1.9(b) contains a list of all jurisdictions (whether foreign or domestic) to which any Tax imposed on overall net income is properly payable by the Company.

     6.1.10. ABSENCE OF CERTAIN CHANGES. Except as disclosed on SCHEDULE 6.1.10, since June 30, 1998, there has not been any event, occurrence, development, circumstances or state of facts which (a) has had or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or
(b) could reasonably be expected to have constituted a violation of any covenant of Stockholder or the Company hereunder (including Section 8.1) had such covenant applied to either of them since June 30, 1998.

     6.1.11. CONTRACTS. (a) Except as specifically disclosed in SCHEDULE 6.1.11(a), the Company is not a party to or bound by any of the following (whether written or oral):

          (i) any lease (whether of real or personal property) providing for annual rentals of $50,000 or more;

          (ii) other than purchase orders entered into in the Ordinary Course of Business, any agreement for the purchase of materials, supplies, goods, services, equipment or other assets (including in terms of quantity and dollar amount) that provides for either (A) annual payments by the Company of $25,000 or more or (B) aggregate payments by the Company of $50,000 or more;

          (iii) other than purchase orders entered into in the Ordinary Course of Business, any sales, distribution or other similar agreement providing for the sale by the Company or any subsidiary of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to the Company of $25,000 or more or (B) aggregate payments to the Company of $50,000 or more;

          (iv) any partnership, joint venture or other similar agreement or arrangement;

          (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

          (vi) any agreement relating to Indebtedness (in any case, whether incurred, assumed, guaranteed or secured by any asset);

          (vii) any license, franchise or similar agreement;

          (viii) any agency, dealer, sales representative, marketing or other similar agreement;

          (ix) any noncompetition agreement limiting the freedom of the Company to compete in any line of business or geographic area or with any Person;

          (x) any agreement with (A) Stockholder or any of Stockholder's Affiliates, (B) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of any of Stockholder's Affiliates, (C) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by Stockholder or any of Stockholder's Affiliates, (D) any director or officer of any of Stockholder's Affiliates or any "associates" or members of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any such director or officer, or (E) any director or officer of the Company or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange
     Act) of any such director or officer;

          (xi) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of capital stock of the Company;

          (xii) any management service, consulting or any other similar type of contract;

          (xiii) any warranty, guaranty or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business;

          (xiv) any employment, deferred compensation, severance, bonus, retirement or other similar agreement or plan in effect as of the date hereof and entered into or adopted by the Company, on the one hand, and to which any director or officer of the Company or any other employee of the Company receiving annual compensation of $75,000 or more is a party or who is otherwise a beneficiary thereof, on the other hand; or

          (xv) any other agreement, commitment, arrangement or plan not made in the Ordinary Course of Business that is material to the Company.

     (b) Each agreement, contract, plan, lease, arrangement or commitment disclosed in SCHEDULE 6.1.11(a) or any other Schedule to this Agreement or required to be disclosed pursuant to this Section is, to Seller's knowledge, a valid and binding agreement of the Company, and is in full force and effect, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and neither the Company, nor, to the knowledge of Seller, any other party thereto is in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment. To the knowledge of Seller, there is no event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice or the passage of time, or the happening of any other event or condition, could reasonably be expected to become a material default or event of default thereunder.

     (c) SCHEDULE 6.1.11(c) sets forth every grant by the Company in the past three years of any severance or termination pay in excess of $5,000 to any employee of the Company receiving annual compensation of $75,000 or more, or any director or officer of the Company.

     6.1.12. INSURANCE COVERAGE. The Company has furnished or otherwise made available to Buyer a list of, and a true and complete copy of, all insurance policies and fidelity bonds covering the assets, business, operations, employees, officers and directors of the Company. To Seller's knowledge, there is no material claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company has complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are in full force and effect and are disclosed in SCHEDULE
6.1.12. The Company does not know of any threatened termination of, or premium increase with respect to, any of such policies or bonds. To Seller's knowledge, since the last renewal date of any insurance policy, there has not been any material adverse change in the relationship of the Company with its insurers or the premiums payable pursuant to such policies.

     6.1.13. LITIGATION. Except as disclosed in SCHEDULE 6.1.13, there is no action, suit, investigation, arbitration or administrative or other proceeding pending in respect of which the Company or Stockholder has been served with process or has otherwise received written notice or, to the knowledge of the Company, threatened against or affecting the Company or Stockholder or any of their respective properties before any court or arbitrator or any Governmental Authorities which, if determined or resolved adversely to the Company or the Stockholder, (a) could reasonably be expected to, individually or in the aggregate, materially and adversely affect the right or ability of the Company to carry on its business as now conducted or have a Material Adverse Effect, or
(b) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement and the Ancillary Agreements to which it will be party at Closing; and Seller does not know of any valid basis for any such action, proceeding or investigation.

     6.1.14. COMPLIANCE WITH LAWS; PERMITS. (a) Except as disclosed in SCHEDULE 6.1.14(a), the Company is not and the Company has not been since the Balance Sheet Date in violation of any applicable Law or Order, except for such violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (b) To Seller's knowledge, SCHEDULE 6.1.14(b)(i) sets forth a list of each government or regulatory license, authorization, permit, consent and approval held by the Company, issued and held in respect of the Company or required to be so issued and held to carry on the businesses of the Company as currently conducted (collectively "PERMITS"). Except as disclosed in SCHEDULE 6.1.14(b)(ii), each such license, authorization, permit, consent and approval is valid and in full force and effect and will not be terminated or impaired (or become terminated or impaired) as a result of the transactions contemplated hereby. The Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any material license, franchise, permit, consent or approval or similar authorization held by the Company.

     6.1.15. PROPERTIES; SUFFICIENCY OF ASSETS. (a) Except as disclosed in
SCHEDULE 6.1.15(a) and except for inventory disposed of in the Ordinary Course of Business, the Company has good title to, or in the case of leased property has valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected in the June 1998 Balance Sheet or acquired after the Balance Sheet Date. None of such property or assets is subject to any Liens, except for (i) Liens disclosed in the June 1998 Balance Sheet; (ii) Liens for Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the June 1998 Balance Sheet); (iii) Permitted Liens and (iv) regarding the Premises (as defined in SCHEDULE 6.1.15(b)), the Permitted Exceptions (as defined in EXHIBIT D-4 attached hereto)

     (b) SCHEDULE 6.1.15(b) sets forth a list of all real property assets owned or leased by the Company ("REAL PROPERTY"). All such leases of real property are valid and binding agreements of the Company, have been duly executed and delivered by the parties thereto and, to Seller's knowledge, are in full force and effect, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally or by general equitable principles. The Company is a tenant or possessor in good standing under all such leases of real property and all rents due under such leases have been paid. There does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a default, except for such defaults that have not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has not received any written notice of any appropriation, condemnation or like proceeding, or of any violation of any applicable zoning Law or Order relating to or affecting the Real Property, and to the Company's knowledge, no such proceeding has been threatened or commenced.

     (c) The assets owned or leased by the Company (including, real, personal, tangible and intangible property), or which it otherwise has the right to use (including, real, personal, tangible and intangible property), constitute all of the assets held for use or used in connection with the business of the Company and are generally in good operating condition and repair (normal wear and tear excepted) and are adequate to conduct such businesses as currently conducted.

     6.1.16. INTELLECTUAL PROPERTY. (a) SCHEDULE 6.1.16(a) sets forth a list of all Intellectual Property Rights and all material licenses, sublicenses and other written agreements as to which the Company or any of its Affiliates is a party and pursuant to which any Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto.

     (b) Except as disclosed in SCHEDULE 6.1.16(b):

          (i) The Company has not since January 1, 1996, been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to its business that is either pending or, to the knowledge of the Company, threatened that, in either case, has not been finally terminated prior to the date hereof and that involves a claim of infringement by the Company of any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how or any other similar type of proprietary intellectual property right of any other Person or continuing infringement by any other Person of any Intellectual Property Rights, and Seller does not have any knowledge of any basis for such claim of infringement or of any continuing infringement by any other Person of any Intellectual Property Rights;

          (ii) No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person; and

          (iii) The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how or any other similar type of proprietary intellectual property right.

     6.1.17. ENVIRONMENTAL MATTERS. (a) Except as disclosed in SCHEDULE 6.1.17 and except for any matters which otherwise could not reasonably be expected , individually or in the aggregate, to have a Material Adverse Effect:

          (i) Constituents of Concern have not been generated, recycled, used, treated or stored on, transported to or from, or released or disposed on, the Company Property or, to the knowledge of Seller, any property adjoining or adjacent, except in compliance with Environmental Laws;

          (ii) the Company is in compliance with Environmental Laws and the requirements of permits issued under such Environmental Laws with respect to the Company Property;

          (iii) There are no Environmental Claims (a) which are pending against the Company or any Company Property and in respect of which the Company has been served with process or has otherwise received written notice, or, (b) to Seller's knowledge, which are threatened against the Company or any Company Property;

          (iv) There are no facts, circumstances, conditions or occurrences regarding the Company' past or present business or operations or any Company Property, or to the knowledge of Seller, any property adjoining any Company Property, that could reasonably be expected to form the basis of an Environmental Claim against the Company, or any of the Company Property or assets, or to cause any currently owned, leased, used, operated or occupied Company Property or assets to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law;

          (v) There are not now and, to the knowledge of the Company, there have never been any underground storage tanks or sumps located on any Company Property or, to the knowledge of Seller, located on any property that adjoins or is adjacent to any Company Property;

          (vi) Neither the Company nor any Company Property is listed or proposed for listing on the National Priorities List under CERCLA, or CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up;

          (vii) There are no Environmental Permits that are nontransferable or require consent, notification or other action to remain in full force and effect following the consummation of the transactions contemplated hereby; and

          (viii) The Company does not have any liability under any Environmental Law (including an obligation to remediate any Environmental Condition whether caused by the Company or any other Person) which could reasonably be expected to have a Material Adverse Effect.

     (b) Except as disclosed on SCHEDULE 6.1.17(b) there has been no environmental investigation, study, audit, test, review or other analysis commenced or conducted by or on behalf of the Company (or by a third party of which the Company has knowledge) in relation to the current or prior business of the Company, or any property or facility currently or, to the knowledge of the Company, previously owned or leased by the Company, which has not been disclosed or delivered to Buyer prior to the date hereof.

     (c) The Company does not own or lease or has not owned or leased any property, and does not conduct and has not conducted any operations, in New Jersey or Connecticut.

     (d) For purposes of this Section, the terms "COMPANY" (including the use of such terms in the term "COMPANY PROPERTY") will include any entity which is, in whole or in part, a predecessor of the Company.

     6.1.18. PLANS AND MATERIAL DOCUMENTS. (a) SCHEDULE 6.1.18(a) sets forth a list of all Benefit Plans with respect to which the Company or any ERISA Affiliate has or has had in the six years preceding the date hereof any obligation or liability or which are or were in the six years preceding the date hereof maintained, contributed to or sponsored by the Company or any ERISA Affiliate for the benefit of any current or former employee, officer or director of the Company or any ERISA Affiliate. With respect to each Benefit Plan subject to ERISA, the Company has delivered to Buyer a true and complete copy of each such Benefit Plan (including all amendments thereto) and a true and complete copy of each material document (including all amendments thereto) prepared in connection with each such Benefit Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, and (iii) the most recently filed IRS Form 5500 for each such Benefit Plan, if any. The Company does not have any express or implied commitment to create, incur liability with respect to or cause to exist any employee benefit plan or to modify any Benefit Plan, other than as required by Law.

     (b) Except as disclosed in SCHEDULE 6.1.18(b), none of the Plans is a plan that is or has ever been subject to Title IV of ERISA, Section 302 of ERISA or
Section 412 of the Code. None of the Benefit Plans is (i) a "multiemployer plan" as defined in Section 3(37) of ERISA, (ii) a plan or arrangement described under
Section 4(b)(5) or 401(a)(1) of ERISA, or (iii) a plan maintained in connection with a trust described in Section 501(c)(9) of the Code. Except as disclosed in
SCHEDULE 6.1.18(b), and except for benefits provided in the Company's 401(k) Plan, none of the Benefit Plans provides for the payment of separation, severance, termination or similar-type benefits to any person or provides for or, except to the extent required by Law, promises retiree medical or life insurance benefits to any current or former employee, officer or director of the Company.

     (c) Except as disclosed in SCHEDULE 6.1.18(c), each Benefit Plan is in compliance in all material respects with, and has always been operated in all material respects in accordance with, its terms and the requirements of all applicable Law and the Company and the ERISA Affiliates have satisfied in all material respects all of their statutory, regulatory and contractual obligations with respect to each such Benefit Plan. No legal action, suit or claim is pending or, to the knowledge of the Company, threatened with respect to any Benefit Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could reasonably be expected to give rise to any such action, suit or claim.

     (d) The Company's 401(k) Plan has been established by the Company pursuant to its adoption of a prototype plan and adoption agreement sponsored and prepared by Great-West Life & Annuity Insurance Company. The Company has not applied for a determination letter from the Internal Revenue Service that this Plan is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code. The form of the prototype plan has been determined by the Internal Revenue Service to be in compliance with the applicable provisions of the Code and a copy of that opinion has been delivered to Buyer. To Seller's knowledge, no fact or occurrence has occurred since the date of the above-referenced opinion to adversely affect the qualified or exempt status of any Benefit Plan or related trust, including the Company's 401(K) plan.

     (e) There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan. Neither the Company nor any ERISA Affiliate has incurred any material liability for any excise tax arising under the Code with respect to a Benefit Plan and no fact or event exists which could reasonably be expected to give rise to such liability.

     (f) All material contributions, premiums or payments required to be made with respect to any Benefit Plan have been made on or before their due dates. For completed plan years of the Benefit Plans, all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Government Authorities, and no fact or event exists which could give rise to any such challenge or disallowance.

     (g) There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any ERISA Affiliate thereof relating to, or change in employee participation or coverage under, any Benefit Plan that would increase materially the expense of maintaining such Benefit Plan above the level of the expense incurred in respect thereto for the most recent fiscal year ended prior to the date hereof.

     (h) Except as disclosed in SCHEDULE 6.1.18(h) or in this Agreement or the Ancillary Agreements, no employee or former employee of the Company or any ERISA Affiliate thereof will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

     (i) Except as disclosed in SCHEDULE 6.1.18(i), no current or former employee of the Company or any ERISA Affiliate thereof holds any option to purchase shares of the Company.

     6.1.19. INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except as disclosed in
SCHEDULE 6.1.19, neither Stockholder, nor, to Seller's knowledge, any other officer or director of the Company possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer, competitor or potential competitor of the Company. Ownership of securities of a company whose securities are registered under the Exchange Act of 2% or less of any class of such securities will not be deemed to be an ownership interest for purposes of this Section 6.1.19.

     6.1.20. CUSTOMER, SUPPLIER AND EMPLOYEE RELATIONS. To Seller's knowledge, the relationships of the Company with its customers, suppliers and employees are good commercial working relationships. Except as disclosed in SCHEDULE 6.1.20, none of the Company's material customers or material suppliers or employees receiving annual compensation in excess of $75,000 has canceled, terminated or otherwise materially altered or notified the Company in writing of any intention or otherwise threatened to cancel, terminate or materially alter its relationship with the Company effective prior to, as of, or within one year after, the Closing. As of the date hereof, there has not been, and Seller has no reason to believe that there will be, any change in relations with material customers, suppliers or employees of the Company as a result of the transactions contemplated by this Agreement.

     6.1.21. OTHER EMPLOYMENT MATTERS. (a) The Company is in compliance with all Laws and Orders respecting employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be so in compliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has not, and is not, engaged in any unfair labor practice; no unfair labor practice complaint against the Company is pending of which the Company has been served with process or has otherwise received written notice before the National Labor Relations Board; there is no labor strike, dispute, slowdown or stoppage actually pending or to Seller's knowledge threatened against or involving the Company; the Company is not party to any collective bargaining agreement and no collective bargaining agreement is currently being negotiated by the Company; to the knowledge of Seller, no representation question exists respecting employees of the Company; and, except as specifically set forth on SCHEDULE 6.1.21(a), no claim in respect of the employment of any employee has been asserted and is currently pending of which the Company has been served with process or has otherwise received written notice or, to the knowledge of Seller threatened, against the Company.

     (b) Seller has delivered to Buyer a complete and accurate list, attached hereto as SCHEDULE 6.1.21(b), of each employee and director of the Company, together with each such employee's and director's job description, salary or hourly rate of compensation, date of hire, and all bonuses and any other amounts to be paid by the Company to employees of the Company at or in connection with the Closing ("BONUSES").

     (c) No current employee or current director of the Company or, to Seller's knowledge, any former employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affected, affects, or could reasonably be expected to affect the performance of his duties as an employee or director of the Company, or the ability of the Company to conduct its business.

     (d) SCHEDULE 6.1.21(d) contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefits, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     6.1.22. ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 6.1.22, all of the accounts receivable reflected on the June 1998 Balance Sheet (net of the applicable reserves set forth on the June 1998 Balance Sheet) and all accounts receivable which have arisen since the Balance Sheet Date (net of any immaterial additional applicable reserves established since the Balance Sheet Date in the Ordinary Course of Business) are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such accounts receivable were sold and delivered in conformity with the applicable purchase orders, agreements and specifications. To Seller's knowledge, such accounts receivable are subject to no defenses, offsets or recovery in whole or in part by the Persons whose purchase gave rise to such accounts receivable or by third parties and are fully collectible in the Ordinary Course of Business without resort to legal proceedings, except to the extent of the amount of the applicable reserve for doubtful accounts reflected in the June 1998 Balance Sheet and reasonable additional applicable reserves for doubtful accounts established since the Balance Sheet Date in the Ordinary Course of Business.

     6.1.23. INVENTORY. Except as set forth in SCHEDULE 6.1.23, all inventories reflected on the June 1998 Balance Sheet (net of the applicable reserves set forth on the June 1998 Balance Sheet) and all inventories which have been acquired or produced since the Balance Sheet Date (net of any reasonable additional applicable reserves established since the Balance Sheet Date in the Ordinary Course of Business) are in good condition, conform in all material respects with the applicable specifications and warranties of the Company, are not obsolete, and are useable or saleable in the Ordinary Course of Business. The amount and mix of items in the inventories of supplies, in-process and finished products are, and will be at the Closing Date, consistent with the past business practices of the Company.

     6.1.24. MILLENNIUM COMPLIANCE. To the knowledge of Seller, SCHEDULE 6.1.24 describes the measures that have been implemented to determine the extent to which the computer systems used by the Company in its business (the "COMPUTER SYSTEMS") are not in Millennium Compliance, and the material details of any program undertaken with a view towards causing the Computer Systems to achieve Millennium Compliance.

     6.1.25 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Stockholder or the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

                  VII. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Company and Stockholder as of the date hereof and the Closing as follows:

     7.1. CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer has all corporate power required to carry on its business as now conducted. To Buyer's knowledge, Buyer has all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

     7.2. AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by Buyer of this Agreement are within, Buyer's powers and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     7.3. GOVERNMENTAL AUTHORIZATION. To the Buyer's knowledge, except as may be required under the HSR Act, the execution, delivery and performance by Buyer of this Agreement require no action by or in respect of, or filing with, any Governmental Authorities.

     7.4. NON-CONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement will not violate the certificate of incorporation or bylaws of Buyer, or any applicable Law or Order.

     7.5. LITIGATION. Except as disclosed in SCHEDULE 7.5, there is no action, suit, investigation, arbitration or administrative or other proceeding pending in respect of which Buyer has been served with process or has otherwise received written notice or, to the knowledge of Buyer, threatened against or affecting Buyer, or any of Buyer's properties before any court or arbitrator or any Governmental Authorities which, if determined or resolved adversely to Buyer, could, individually or in the aggregate, reasonably be expected to materially and adversely affect the right or ability of Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which the Company will be a party after the Closing; and Buyer knows of no valid basis for any such action, suit, investigation or proceeding.

     7.6. CONSENTS. Except as disclosed on SCHEDULE 7.6, the execution, delivery and performances by Buyer of this Agreement will not require the consent of or notice to any Person.

     7.7. FINDERS' FEES. Except for Saunders Karp & Megrue, L.P., Carlisle Group, L.P. and Harvey & Company, LLC, whose fees and expenses (including transaction fees) will be paid by Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Stockholder, the Company, Buyer or any of Buyer's Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

     7.8. PRECISION STRUCTURE. Effective as of the Closing, Buyer (a) will own of record, directly or indirectly, all of the issued and outstanding capital stock of Mid State Machine Products and Galaxy Industries Corporation and (b) will own, indirectly the Purchased Assets and the other businesses acquired with the financing contemplated by Section 9.1.11.

                             VIII. CERTAIN COVENANTS

     8.1. CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement to the Closing Date, the Company will conduct its operations in the Ordinary Course of Business (including managing its working capital in accordance with its past practice and custom), except as expressly permitted under this Agreement, and will use reasonable efforts to: preserve intact its business organizations, keep available the services of its officers and employees and maintain its relationships and goodwill with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with it. During the period from the date of this Agreement to the Closing, the Company will confer with Buyer concerning operational matters of a material nature and report periodically to Buyer concerning their respective businesses, operations and finances and will deliver all Monthly Financial Statements to Buyer not previously delivered to Buyer on or prior to the date hereof. Without limiting the generality or effect of the foregoing, prior to the Closing Date, except with the prior written consent of Buyer, the Company will not (except to the extent otherwise expressly permitted under this Agreement):

     (a) Amend or modify its articles of incorporation, bylaws or any other organizational document from its form on the date of this Agreement;

     (b) Change any salaries or other compensation of, or pay any bonuses to any director, officer, employee or stockholder of the Company, or enter into any employment, severance, or similar agreement with any director, officer, stockholder or employee of the Company, provided, however, that the compensation of employees of the Company receiving annual compensation of less than $75,000 may be changed in the Ordinary Course of Business;

     (c) Adopt or increase any benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees, other than matching contributions by the Company under the Company's 401(k) plan in an amount not to exceed 100% of each employee's contribution not in excess of $80,000 in the aggregate;

     (d) Enter into any contract or commitment except contracts and commitments (for capital expenditures or otherwise) in the Ordinary Course of Business;

     (e) Incur, assume or guaranty (i) Indebtedness to employees of Seller or any of its Affiliates or (ii) other Indebtedness, except, in the case of clause
(ii), incurred in the Ordinary Course of Business;

     (f) Enter into any transaction or commitment relating to the assets or the business of the Company (other than purchase orders entered into in the Ordinary Course of Business) which, individually or in the aggregate, could reasonably be expected to be material to the Company, or cancel or waive any claim or right of substantial value which, individually or in the aggregate, could reasonably be expected to be material to the Company, or amend any term of any Company Securities;

     (g) Other than to the extent necessary to pay the unpaid and/or estimated Taxes of Stockholder imposed in connection with the income or operations of Seller between January 1, 1998 and the Closing Date (other than Taxes which constitute a breach of any representation or warranty contained in this Agreement), set aside or pay any dividend or make any other distribution with respect to any shares of capital stock of the Company or repurchase, redeem or otherwise acquire directly or indirectly, any outstanding shares of capital stock or other securities of, or other ownership interests in as of the Closing Date, the Company, which Seller believes, in its reasonable good faith judgment, would, in the aggregate, result in a reduction in the Company's net worth to below the Base Net Worth;

     (h) Make any change in accounting methods or practices (including changes in accruals or reserve amounts (with respect to amounts, such prior written consent of Buyer not to be unreasonably withheld or delayed) or policies), except as otherwise expressly set forth in this Agreement and except for changes in accounting methods instituted, prescribed, utilized, and/or adopted by Ernst & Young, LLP in conducting the Pre-Closing Audits;

     (i) Issue or sell any Company Securities or make any other changes in its capital structure, including the grant of any stock option or other right to purchase shares of capital stock of the Company;

     (j) Sell, lease or otherwise dispose of any material asset or property (such prior written consent of Buyer not to be unreasonably withheld or delayed);

     (k) Write-off as uncollectible any notes or accounts receivable or any other asset, except write-offs in the Ordinary Course of Business charged to applicable reserves; write-off, write-up or write-down any other asset of the Company, except write-ups and write-downs in the Ordinary Course of Business and except for employee compensation or bonus paid by canceling Indebtedness listed under item no. 6 on SCHEDULE 2.2(c); or alter its customary time periods for collection of accounts receivable or payments of accounts payable;

     (l) Create or assume any Lien other than a Permitted Lien;

     (m) Make any loan, advance or capital contributions to or investment in any Person;

     (n) Terminate or close any material facility, business or operation of the Company;

     (o) Intentionally cause or suffer any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

     (p) Intentionally cause any other event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; or

     (q) Agree to do any of the foregoing.

Nothing in this Section 8.1 will be construed to prohibit the Stockholder from purchasing at the book value thereof between the date hereof and the Closing Date the property listed on SCHEDULE 2.2(c).

     8.2. EXCLUSIVE DEALING. During the period from the date of this Agreement to the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Stockholder will not and will cause his Affiliates (including the Company) and their respective representatives (including advisors, agents, attorneys, directors, employees and consultants) not to, take any action to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to any Person, other than Buyer (and its affiliates and representatives), concerning any purchase of any capital stock of the Company or any asset purchase, merger or similar transaction involving the Company. Stockholder will disclose to Buyer the existence or occurrence of any proposal or contract which he or any of his Affiliates (including the Company) or any of their respective representatives described above may receive in respect of any such transaction as well as the identity of the Person from whom such a proposal or contract is received.

     8.3. REVIEW OF THE COMPANY; CONFIDENTIALITY. (a) Buyer may, prior to the Closing Date, through one or more representatives of the Company designated by the Company in writing, review the properties, books and records of the Company and their financial and legal condition to the extent it in good faith deems necessary or advisable to familiarize itself with such properties and other matters. The Company will permit Buyer and its representatives to have, after the date of execution of this Agreement through the representative or representatives designated pursuant to the immediately preceding sentence, full access (at mutually convenient times agreed upon in advance) to the premises and to all the respective books and records of the Company and to cause the officers of the Company to furnish Buyer through such representative with such financial and operating data and other information with respect to the business and properties of the Company as Buyer may from time to time reasonably request. The Company will deliver or cause to be delivered to Buyer such additional instruments, documents, certificates and opinions as Buyer may reasonably request for the purpose of verifying the information set forth in this Agreement or on any Schedule attached hereto and consummating or evidencing the transactions contemplated by this Agreement. Any review or access by or of Buyer described in this Section 8.3(a) will be subject to the condition that such review and access not unreasonably interfere with the conduct of the business of Seller.

     (b) Prior to the Closing, the parties will be bound by the provisions of the section entitled "Confidentiality" of the letter of intent between Seller and Buyer dated November 4, 1998.

     8.4. REASONABLE EFFORTS. Seller and Buyer will cooperate and use their respective reasonable efforts to take, or cause to be taken, all appropriate actions, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations (including, without limitation, the filing of Notification and Report Forms under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice) to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company as are necessary for consummation of the transactions contemplated by the Agreement and to fulfill the conditions to the sale contemplated hereby. Notwithstanding any other provision hereof, (i) in no event will Buyer or any of its Affiliates (including the Company after the Closing) be required to enter into or offer to enter into any divestiture, hold-separate, business limitation or similar agreement or undertaking in connection with this Agreement or the transactions contemplated hereby and (ii) in no event will Buyer, Stockholder or any of their respective Affiliates (including the Company after the Closing) be required to make any payment in connection with any consent or approval or condition to Closing set forth in any subsection of Sections 9.1 or 9.2 which it is necessary or advisable for Stockholder, the Company or Buyer to obtain or satisfy in order to consummate the transactions contemplated by this Agreement.

     8.5. TRANSFER OF EMPLOYEES AND BENEFIT PLANS. As of the Closing Date:

     (a) Employees of Seller with respect to the Business immediately prior to the Closing Date whose names are listed on SCHEDULE 8.5(a) will be offered employment with Buyer or an Affiliate of Buyer with each such offer to include
(i) a substantially equivalent title, level of responsibility and compensation as each such employee had as an employee of Seller on the date hereof and (ii) the benefits listed on SCHEDULE 8.5(b), provided that this Section 8.5 will not be construed to prohibit Buyer from modifying or eliminating any such benefits after the Closing Date other than benefits provided to Executive under the Employment Agreement;

     (b) Other than with respect to the SCHEDULE 8.8 Individuals, Buyer will assume all obligations relating to the payment of (i) salary, wages and benefits reflected on the Closing Date Balance Sheet as finally determined in accordance with this Agreement (to the extent not discharged prior to the Closing Date) or otherwise arising or accruing after the Closing Date, provided that the existence thereof does not constitute a breach of any representation, warranty or covenant of Seller hereunder, in each case with respect to any employee of Seller who accepts employment with Buyer (the "TRANSFERRED EMPLOYEES"), and (ii) severance payments and other severance benefits to which the Transferred Employees become entitled because of actual termination of their employment with and by Buyer or an Affiliate of Buyer after they become employees of Buyer, PROVIDED, HOWEVER, that Buyer will provide all COBRA benefits under applicable Law for all of the SCHEDULE 8.8 Individuals.

     (c) Buyer will assume and discharge the obligations of Seller under each of the agreements listed on SCHEDULE 6.1.11(a)(xiv) to which Seller is party;

     (d) Buyer will assume sponsorship of all Benefit Plans and Seller will take all action necessary to transfer sponsorship of all Benefit Plans to Buyer as of the Closing; and

     (e) Buyer will cause the Company's health plan, or any health plan it adopts to replace the Company's health plan, to provide COBRA benefits or similar benefits required by applicable Law for any former employee of the Company (and such former employee's eligible beneficiaries) who, on the Closing Date, is receiving or is eligible to elect COBRA or such similar benefits and will be responsible for providing COBRA notices or similar notices required by applicable Law to any employee of the Company who terminates employment on or after the Closing Date and to such employee's eligible beneficiaries.

Nothing contained in this Agreement will confer upon any Transferred Employee, or any legal representative thereof, any rights or remedies, including, without limitation, any right to employment for any specified period, of any nature or kind whatsoever, under or by reason of this Agreement (other than as provided in the Employment Agreement). Notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor any Affiliate of Buyer will be required to continue any particular Benefit Plan after the Closing Date for the Transferred Employees, and any such Benefit Plan may be amended or terminated in accordance with its terms and any applicable Law. In the event the Benefit Plans are terminated by Buyer, Buyer will replace such Benefit Plans with a benefit program for Transferred Employees, and such Transferred Employees will be eligible to participate in such benefit program and will receive full credit for their service with Seller and Buyer for eligibility and vesting purposes with respect to such benefit program. In addition, at any time prior to the Closing Date, Seller may, with the prior written consent of Buyer, which will not be unreasonably withheld or delayed, distribute to its employees a written notice announcing the existence of this Agreement and the transactions contemplated hereby, the Closing Date, and the identity of the Buyer.

     8.6 BOOKS AND RECORDS.

     (a) From and after the Closing Date, Buyer will give Seller's representatives reasonable access to such documentation and information and reasonable access to and cooperation of employees which Seller may reasonably require (i) to prepare and file Tax returns and to respond to any issues which may arise with respect to Taxes for which Sellers or the Stockholder are responsible to the extent relating to the Purchased Assets or Assumed Liabilities, (ii) with respect to any Retained Liabilities; and (iii) to defend any claim which Seller is required to defend pursuant to this Agreement or in connection with the operation of the Business prior to the Closing Date. Subject to the other provisions of this Section 8.6(a), Buyer will retain and maintain at the principal place of business of the Company a copy of all of the books, records, and other documentation which are delivered or transferred to Buyer under the terms of this Agreement, including without limitation all of all of the same described in Section 2.1(a)(x). Prior to the fourth anniversary of the Closing Date, Buyer will give Seller at least ten days prior written notice of Buyer's intention to dispose of any books, records or other documentation which are delivered to Buyer under the terms of this Agreement, and Seller will have the opportunity to obtain possession, at its own expense, of any such books, records or documentation prior to Buyer's disposition thereof. In the absence of bad faith or willful misconduct, Buyer will have no liability arising out of or in connection with its retention and handling of such records.

     (b) From and after the Closing Date, Seller will give Buyer's representatives reasonable access to such documentation, information and reasonable access to and cooperation of the Stockholder and other employees of Seller which Buyer may reasonably require (i) to prepare and file tax returns and respond to any issues which may arise with respect to Taxes for which Buyer is responsible to the extent relating to the Purchased Assets or Assumed Liabilities or (ii) to defend any claim which Buyer is required to defend pursuant to this Agreement or in connection with the operation of the Business after the Closing Date. Prior to the fourth anniversary of the Closing Date, Seller will give Buyer at least ten days prior written notice of Seller's intention to dispose of any books, records or other documentation contemplated by this Section 8.6(b), and Buyer will have the opportunity to obtain possession, at its own expense, of any such books, records or documentation prior to Seller's disposition thereof. In the absence of bad faith or willful misconduct, Seller will have no liability arising out of or in connection with its retention and handling of such records.

     8.7 BULK TRANSFER LAWS. Buyer hereby waives compliance by Seller with the provisions of any Laws of any jurisdiction relating to bulk transfers which may be applicable in connection with the transfer of the Purchased Assets to Buyer ("BULK TRANSFER LAWS"), and no representation, warranty or covenant of Stockholder contained in this Agreement will be deemed to have been breached as a result of such noncompliance.

     8.8 NON-COMPETITION.

     (a) During the Covenant Period, Seller will not promote, participate or engage in any business which is competitive with the Business of Buyer or any Affiliate of Buyer;

     (b) During the Covenant Period, Seller will not directly or indirectly solicit, canvass or approach any Person who, to the knowledge of Seller, was provided with products or services by Seller at any time prior to the Closing Date, to offer that Person products or services similar to or derivative of products or services currently provided or previously provided at any time within the two year period preceding the Closing Date or prior to the expiration of the Covenant Period, in each case, by Buyer or any Affiliate of Buyer or at any time prior to the Closing Date, by Seller.

     (c) During the Covenant Period, Seller will not directly or indirectly solicit, canvass or approach any Person who, to the knowledge of Seller, provided products or services to Buyer or any Affiliate of Buyer at any time during the two years before the Closing Date or prior to the expiration of the Covenant Period to endeavor to cause such Person to cease providing products or services to Buyer or any Affiliate of Buyer.

     (d) During the Covenant Period, Seller will not directly or indirectly employ, solicit or entice away any Board of Directors member, management committee member, director, officer or employee of Buyer or any other Person directly or indirectly controlled by Buyer, other than the current employees of Seller identified on SCHEDULE 8.8.

     8.9 COLLECTION OF PAYMENTS. Following the Closing: (a) Seller will promptly, and in any event, not later than seven days following receipt, forward to Buyer any payments received by Seller with respect to any of the Purchased Assets, and any checks, drafts or other instruments payable to Seller will, when so delivered, bear all endorsements required to effectuate the transfer of the same to Buyer, (b) Seller will promptly forward to Buyer any mail or other communications received by Seller relating to the Purchased Assets or the Assumed Liabilities, (c) Buyer will promptly, and in any event, not later than seven days following receipt, forward to Seller any payments received by Buyer with respect to any of the Excluded Assets, and any checks, drafts or other instruments payable to Buyer shall, when so delivered, bear all endorsements required to effect the transfer of the same to Seller and (d) Buyer will promptly forward to Seller any mail or other communications received by Buyer relating to the Excluded Assets or the Retained Liabilities.

     8.10 ACCOUNTS RECEIVABLE. From and after the Closing Date, Seller will use reasonable efforts to assist Buyer in the collection of Accounts Receivable, and, promptly after receipt of payment by Seller in respect of any Accounts Receivable, Seller will pay to Buyer or its designee the full amount of such payment.

     8.11 USE OF NAMES. On and after the Closing Date, Seller will discontinue all use of the name "General Automation, Inc." alone or in any combination of words for any product or service and will as promptly as possible, but in no event later than 30 days after the Closing Date, eliminate such names from all signs, purchase orders, invoices, sales orders, packaging stock, labels, letterheads, shipping documents and other materials used by Seller.

     8.12 PRE-CLOSING AUDITS. Seller will permit Ernst & Young LLP to conduct and complete prior to Closing an audit of the Company's financial statements (including balance sheet and statements of income, retained earnings and cash flows) at the expense of Buyer, for the fiscal years ended December 31, 1996, 1997 and 1998 (the "AUDITED FINANCIAL STATEMENTS") in accordance with GAAP (including the issuance of reports thereon by such certified public accountants) (collectively, the "PRE-CLOSING AUDITS") and to deliver the Audited Financial Statements (together with the reports thereon by such certified public accountants) with copies thereof to Seller and Buyer upon completion thereof. Seller will, directly or through its representatives, provide such access to the books and records of the Company (including accountants' work papers) and to employees and other representatives of the Company as is necessary or advisable in the good faith judgment of Buyer and as requested by Buyer in good faith to complete the Pre-Closing Audits; provided that such activities will not unreasonably interfere with the operations of the Company in the Ordinary Course of Business. Prior to the Closing, Seller will keep the Audited Financial Statements confidential in accordance with Section 8.3(b) and will not copy or otherwise use the Audited Financial Statements other than as expressly permitted by this Agreement. Notwithstanding anything to the contrary contained in the immediately preceding sentence, Seller may retain possession of the Audited Financial Statements without restriction on the use thereof (a) if the Closing fails to occur because of any of the conditions to Closing set forth in Section 9.1.6,
Section 9.1.11 or in any subsection of Section 9.2 (other than Sections 9.2.3 ,
9.2.4 and 9.2.8) has not been satisfied prior to the Drop Dead Date; or (b) if the Closing fails to occur because any of the conditions to Closing set forth in Sections 9.1.2, 9.1.3, 9.1.8, 9.1.10, 9.1.12, 9.1.13, 9.2.3, 9.2.4 or 9.2.8 has
not been satisfied prior to the Drop Dead Date, PROVIDED, HOWEVER, that in the case of this clause (b), Seller shall have paid Buyer or its designee an aggregate of $25,000.

     8.13 SATISFACTION AND TERMINATION OF EQUITY ARRANGEMENTS. On or prior to the Closing Date, Seller will terminate all equity-based plans or agreements listed in any of the Schedules attached hereto.

     8.14 FURTHER ASSURANCES. From time to time, as and when requested by any party hereto and subject to Section 8.4, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further or other actions, as the requesting party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

                            IX. CONDITIONS TO CLOSING

     9.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the Closing are subject to the satisfaction of the following conditions:

     9.1.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. (a) The representations and warranties of Seller made in this Agreement will be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all material respects) as of the date hereof and as of the Closing, as though made as of the Closing; (b) Seller shall have performed and complied with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by Seller on or before the Closing Date; (c) Seller shall have delivered to Buyer a certificate of Seller's Chief Executive Officer, dated the Closing Date, confirming the foregoing and such other evidence of compliance with Seller's obligations as Buyer may reasonably request; and (d) Seller shall have delivered to Buyer a certificate from its Secretary or Assistant Secretary certifying as to the due adoption of resolutions of the Board of Directors of Seller authorizing the execution of this Agreement and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein.

     9.1.2. NO INJUNCTION, ETC. No provision of any applicable law or regulation and no judgment, injunction, order or decree will be in effect which will prohibit the consummation of the Closing.

     9.1.3. NO PROCEEDINGS. No proceeding challenging this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking damages will have been instituted by any Person (other than Buyer or the Company) before any court, arbitrator or Governmental Authorities and be pending.

     9.1.4. REQUIRED FILINGS. All actions by or in respect of or filings by the Company or Stockholder with any Person required to permit the consummation of the Closing shall have been taken, made or obtained.

     9.1.5. OPINION OF COUNSEL. Buyer shall have received the opinion of Rosenthal & Schanfield, counsel to the Company and Stockholder, dated the Closing Date, substantially in the form attached hereto as EXHIBIT F, together with the Reliance Letters to the Lenders.

     9.1.6. DUE DILIGENCE. Buyer shall have completed, or caused to be completed by its attorneys, accountants and other representatives, to its reasonable and good faith satisfaction, business, legal, environmental and accounting due diligence investigations and reviews of each of the Company.

     9.1.7. ANCILLARY AGREEMENTS. Each of the Ancillary Agreements shall have been executed and delivered by the parties thereto other than Buyer.

     9.1.8. THIRD PARTY CONSENTS; GOVERNMENTAL APPROVALS. All consents, approvals or waivers, if any, disclosed on any Schedule attached hereto or otherwise required in connection with the consummation of the transactions contemplated by this Agreement shall have been received. All of the consents, approvals, authorizations, exemptions and waivers from Governmental Authorities that will be required in order to enable Buyer to consummate the transactions contemplated hereby shall have been obtained.

     9.1.9. FIRPTA. Seller shall have furnished to Buyer, on or prior to the Closing Date, a non-foreign person affidavit required by Section 1445 of the Code.

     9.1.10. NO MATERIAL ADVERSE CHANGE. Prior to the Closing, no event shall have occurred which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

     9.1.11. FINANCING. Buyer shall have obtained financing for the payment of the Aggregate Closing Consideration on terms satisfactory to it in its sole discretion.

     9.1.12. HSR ACT. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby will have expired or been terminated.

     9.1.13. PRE-CLOSING AUDITS. The Pre-Closing Audits shall have been completed and the Audited Financial Statements shall have been delivered to Buyer and will not in the aggregate reflect any materially adverse difference from the applicable Compiled Statements.

     9.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the Closing are subject to the satisfaction of the following conditions:

     9.2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. (a) The representations and warranties of Buyer made in this Agreement will be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all material respects) as of the date hereof and as of the Closing, as though made as of the Closing; (b) Buyer shall have performed and complied with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by Buyer on or before the Closing Date; and (c) Buyer shall have delivered to Seller a certificate of Buyer's Chief Executive Officer, dated the Closing Date, confirming the foregoing and such other evidence of compliance with its obligations as Seller may reasonably request.

     9.2.2. BUYER'S CERTIFICATE. Buyer shall have delivered to Seller a certificate from its Secretary or Assistant Secretary certifying as to the due adoption of resolutions adopted by the Board of Directors (or equivalent body) of Buyer authorizing the execution of this Agreement and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein.

     9.2.3. NO INJUNCTION, ETC. No provision of any applicable law or regulation and no judgment, injunction, order or decree will be in effect which will prohibit the consummation of the Closing.

     9.2.4. NO PROCEEDINGS. No proceeding challenging this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking damages will have been instituted by any Person (other than Stockholder) before any court, arbitrator or Governmental Authorities and be pending.

     9.2.5. REQUIRED FILINGS. All actions by or in respect of or filings by Buyer with any Person required to permit the consummation of the Closing shall have been taken, made or obtained.

     9.2.6. ANCILLARY AGREEMENTS. Each of the Ancillary Agreements shall have been executed and delivered by the Company.

     9.2.7. OPINION OF COUNSEL. The Company and Stockholder shall have received an opinion of Jones, Day, Reavis & Pogue, counsel to Buyer, dated the Closing Date, substantially in the form attached hereto as EXHIBIT H.

     9.2.8. HSR ACT. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby will have expired or been terminated.

                          X. SURVIVAL; INDEMNIFICATION

     10.1 SURVIVAL. The representations and warranties, and the covenants and agreements, of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith will survive the Closing for 15 months thereafter; PROVIDED, HOWEVER, that the representations and warranties contained in Sections 6.1.9 and 6.1.17 will survive the Closing until the expiration of the statute of limitations applicable to the matters covered thereby (after giving effect to any waiver, mitigation or extension thereof granted by the Company after the Closing) and the Selected Seller Representations and Warranties and the Selected Purchaser Representations and Warranties will survive the Closing indefinitely; provided, however, that for any matter covered by Section 6.1.17 for which there is no applicable statute of limitations, the representations and warranties under
Section 6.1.17 relating to such matter will survive the Closing for five years thereafter. Notwithstanding the immediately preceding sentence, any representation and warranty, or covenant and agreement, in respect of which indemnity may be sought under this Agreement will survive the time at which it would otherwise terminate pursuant to the preceding sentence if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been in good faith given to the party against whom such indemnity may be sought prior to such time; PROVIDED, HOWEVER, that the applicable covenant, agreement, representation or warranty will survive only with respect to the particular inaccuracy or breach specified in such written notice. Notwithstanding the first sentence of this Section 10.1, all covenants and agreements of the parties contained in this Agreement, to the extent required by their terms to be performed after the Closing, will survive the Closing until each such covenant shall have been performed in accordance with its respective terms. The period of time for which a representation and warranty, or covenant and agreement, survives as provided for in this Section 10.1 is hereinafter referred to as the "SURVIVAL PERIOD."

     10.2 INDEMNIFICATION. (a) Subject to compliance with Section 10.4(d), Stockholder, will indemnify, defend and hold harmless Buyer and its officers, directors, employees, members, managing directors, Affiliates and agents, and the successors to the foregoing (and their respective officers, directors, employees, members, managing directors, Affiliates and agents), against any and all liabilities, damages and losses, including, without limitation, diminution in value of the Business and other consequential damages and, if and only to the extent asserted in a Third Party Claim, punitive damages, and all costs or expenses, including, without limitation, reasonable attorneys' and consultants' fees and expenses ("DAMAGES"), incurred or suffered as a result of or arising out of (i) the failure of any representation and warranty made by the Company in any subsection of Section 6.1 to be true and correct as of the Closing Date (other than a breach of Section 6.1.9 with respect to Taxes, which will be governed by Section 10.3), (ii) the breach of any covenant or agreement made or to be performed by the Company pursuant to this Agreement or (iii) claims under the Bulk Transfer Laws; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Agreement, Stockholder will not be liable under this
Section 10.2(a) unless the aggregate amount of Damages exceeds $500,000 and then from the first dollar above $250,000 of such Damages to the full extent of such Damages; PROVIDED, FURTHER, HOWEVER, that notwithstanding anything to the contrary contained in this Agreement, Stockholder's liability under this Section 10.2(a) will not exceed, in the aggregate, $7.5 million.

     (b) Subject to compliance with Section 10.4(d), Buyer will indemnify, defend and hold harmless Stockholder and Seller and its shareholders, officers, directors, employees, members, managing directors, Affiliates and agents and the successors to the foregoing (and their respective officers, directors, employees, members, managing directors, Affiliates and agents), against Damages incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by Buyer in this Agreement to be true and correct as of the Closing Date or (ii) the breach of any covenant or agreement made or to be performed by Buyer pursuant to this Agreement; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary contained in this Agreement, Buyer will not be liable under this Section 10.2(b) unless the aggregate amount of Damages exceeds $500,000 and then from the first dollar above $250,000 of such Damages to the full extent of such Damages; PROVIDED, FURTHER, HOWEVER, that Buyer's liability under this Section 10.2(b) will not exceed, in the aggregate, $7.5 million.

     10.3 TAX INDEMNIFICATION. Subject to compliance with Section 10.4(d), the Stockholder will indemnify, defend and hold harmless Buyer, and its officers, directors, employees, members, managing directors, Affiliates (including, after the Closing Date, the Company) and agents and the successors to the foregoing (and their respective officers, directors, employees, members, managing directors, Affiliates and agents) against (i) all Taxes (and losses, claims and expenses related thereto) resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 6.1.9 to be true and correct as of the Closing Date;
(ii), until the expiration of the statute of limitations applicable to the matters covered by this clause (ii) (after giving effect to any waiver, mitigation or extension thereof granted by the Company after the Closing), all Taxes imposed on or asserted against the Company or Buyer or for which the Company or Buyer may be liable in respect of the properties, income or operations of the Company for all Pre-Closing Tax Periods (net of applicable reserves for Taxes to the extent accurately reflected in the computation of the Closing Net Worth) and (iii), until the expiration of the statute of limitations applicable to the matters covered by this clause (iii) (after giving effect to any waiver, mitigation or extension thereof granted by the Company after the Closing) and subject to the last sentence of this Section 10.3, all Taxes imposed or asserted against the Company or Buyer, or for which the Company or Buyer may be liable, as a result of any transaction contemplated by this Agreement (net of applicable reserves to the extent accurately reflected in the computation of Closing Net Worth. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest), imposed on the Buyer or the Company which are incurred in connection with this Agreement will be borne by Buyer when due.

     10.4 PROCEDURES. (a) If any Person who or which is entitled to seek indemnification under Section 10.2 or Section 10.3 (an "INDEMNIFIED PARTY") receives notice of the assertion or commencement of any Third Party Claim against such Indemnified Party with respect to which the Person against whom or which such indemnification is being sought (an "INDEMNIFYING PARTY") is obligated to provide indemnification under this Agreement, the Indemnified Party will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 days after receipt of such written notice of such Third Party Claim. Such notice by the Indemnified Party will describe the Third Party Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Damages that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnified Party, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel

(reasonably satisfactory to the Indemnified Party), and the Indemnified Party will cooperate in good faith in such defense.

     (b) If, within ten days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 10.4(a), an Indemnified Party receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 10.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; PROVIDED, HOWEVER, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten days after receiving written notice from the Indemnified Party that the Indemnified Party reasonably believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnified Party in respect of all damages relating to the matter, the Indemnified Party may assume its own defense, and, subject to Sections 10.2(a) and (b), the Indemnifying Party will be liable for all reasonable costs and expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnified Party, except to the extent expressly set forth in this Agreement, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or which provides for injunctive or other non-monetary relief applicable to the Indemnified Party, or does not include an unconditional release of all Indemnified Parties. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer. The Indemnified Party will provide the Indemnifying Party with reasonable access during normal business hours to books, records, and employees of the Indemnified Party necessary in connection with the Indemnifying Party's defense of any Third Party Claim which is the subject of a claim for indemnification by an Indemnified Party hereunder.

     (c) Any claim by an Indemnified Party on account of Damages which does not result from a Third Party Claim (a "DIRECT CLAIM") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 days after the Indemnified Party becomes aware of such Direct Claim. Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of Damages that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have a period of ten days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such ten day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

     (d) A failure to give timely notice or to include any specified information in any notice as provided in Section 10.4(a), 10.4(b) or 10.4(c) will not affect the rights or obligations of any party hereunder, except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially prejudiced as a result of such failure, unless such notice is received by the Indemnifying Party after the expiration of the Survival Period applicable to the representation, warranty, covenant or agreement the breach of which gives rise to the indemnity obligation asserted in such notice, in which case the Indemnifying Party will have no indemnification obligation under this Agreement with respect to the breach of such representation, warranty, covenant or agreement described in such notice.

     10.5 PAYMENT AND TREATMENT OF INDEMNIFICATION PAYMENTS. All indemnifiable Damages under this Agreement will be paid in cash in immediately available funds. Any amount paid by Stockholder or Buyer under Section 10.2 or 10.3 will be treated as a capital contribution, on the one hand, and/or an adjustment to the Aggregate Closing Consideration on the other hand.

     10.6 INDEMNIFICATION AMOUNTS NET OF BENEFITS RECEIVED. The amount of Damages for which indemnification is provided under Sections 10.2 and 10.3 will be computed net of any insurance proceeds actually received by or paid for the benefit of the Indemnified Party in connection with such Damages, reduced by all direct costs and expenses related thereto. If the amount with respect to which any claim is made under this Section 10.6 gives rise to a realizable Tax benefit, the indemnity payment will be reduced by the amount of such realizable benefit then available to the party making the claim if and to the extent actually realized by such party.

     10.7 EXCLUSIVE REMEDY. Absent fraud, Article X constitutes the exclusive remedy for the breach of covenants, agreements, representations or warranties set forth in this Agreement; PROVIDED, HOWEVER, that the provisions of this
Section 10.7 will not prevent the Stockholder, the Company or Buyer from seeking the remedies of specific performance or injunctive relief in connection with the breach of a covenant or agreement of any party hereto.

                                XI. MISCELLANEOUS

     11.1. TERMINATION. (a) This Agreement may be terminated at any time prior to the Closing:

          (i) by the mutual written consent of Buyer and Seller;

          (ii) by Buyer, if there has been a material and intentional violation or breach by Seller of any covenant, representation or warranty contained in this Agreement which prevents the satisfaction of any condition to the obligations of Buyer at the Closing, and such material and intentional violation or breach has not been waived by Buyer or, in the case of a covenant breach, cured by Seller within the earlier of (x) ten days after written notice thereof from Buyer or (y) the Closing Date;

          (iii) by Seller, if there has been a material and intentional violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement which prevents the satisfaction of any condition to the obligations of Seller at the Closing, and such material and intentional violation or breach has not been waived by Seller or, in the case of a covenant breach, cured by Buyer within the earlier of (x) ten days after written notice thereof from Seller or (y) the Closing Date; or

          (iv) by Buyer or Seller for any reason or cause or for no reason or cause without any liability whatsoever to Buyer or Seller or Stockholder or to any other Person if the transactions contemplated hereby have not been fully consummated by March 31, 1999 (the "DROP DEAD DATE"), other than by reason of the intentional acts of Stockholder or Seller or Buyer, as applicable, calculated to prevent the Closing; and

          (v) by Buyer, if the conditions to Closing set forth in Sections 9.1.6 or 9.1.11 have not been satisfied.

     (b) In the event that this Agreement is terminated pursuant to Section 11.1(a), all further obligations of the parties hereto under this Agreement (other than pursuant to Section 11.4, which will continue in full force and effect) will terminate without further liability or obligation of any party to any other party hereunder; PROVIDED, HOWEVER, that Buyer will not be released from liability hereunder if this Agreement is terminated pursuant to Section 11.1(a)(iii) and Seller will not be released from liability hereunder if this Agreement is terminated pursuant to Section 11.1(a)(ii).

     11.2. NOTICES. All notices, requests and other communications to any party hereunder will be in writing (including facsimile transmission) and will be given to such party at its address set forth in SCHEDULE 11.2. All such notices, requests and other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication will be deemed not to have been received until the next succeeding business day in the place of receipt.

     11.3. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) Except as otherwise expressly provided in this Agreement, no failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

     11.4. EXPENSES. Except as otherwise expressly provided for herein, the parties will pay or cause to be paid all of their own fees and expenses incident to this Agreement and in preparing to consummate and consummating the transactions contemplated hereby, including the fees and expenses of any broker, finder, financial advisor, legal advisor or similar person engaged by such party; PROVIDED that if the Closing does not occur on or before March 31, 1999, because of the failure of the condition set forth in Section 9.1.11 to be satisfied, Buyer will pay the reasonable fees and expenses of Seller up to, but not exceeding $100,000 promptly after presentation of reasonably detailed invoices in respect thereof.

     11.5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Notwithstanding the foregoing (a) Buyer may, on or prior to the Closing designate a wholly-owned subsidiary of Buyer to acquire all of the Purchased Assets and to assume all of the Assumed Liabilities under this Agreement, without the consent of Seller or Stockholder provided that such designation will not relieve Buyer of any of its obligations hereunder and
(b) Buyer may assign its rights (but not its obligations) under this Agreement in connection with obtaining bank financing as contemplated by Section 9.1.11.

     11.6. NO THIRD PARTY BENEFICIARIES. Except as provided in Article X, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto and such permitted assigns any legal or equitable rights hereunder.

     11.7. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the internal substantive law of the State of Illinois, without regard to any conflict of laws rules, principles or provisions of such state or of any other state.

     11.8. JURISDICTION. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any court of competent jurisdiction in the courts of the State of Illinois and/or the United States District Court for the Northern District of Illinois, Eastern Division (assuming that such court otherwise has or can obtain or accept jurisdiction) and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.2 will be deemed effective service of process on such party.

     11.9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.10. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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


     11.11. HEADINGS. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

     11.12. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement (including the Schedules and Exhibits hereto) supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

     11.13. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof.


     11.14. NO WAIVER. No action or inaction taken or omitted pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

     11.15. CERTAIN INTERPRETIVE MATTERS. (a) Unless the context otherwise requires, (i) all references to Sections, Articles, Exhibits or Schedules are to Sections, Articles, Exhibits, or Schedules of or to this Agreement, (ii) each of the Schedules will apply only to the corresponding Section or subsection of this Agreement, (iii) each term defined in this Agreement has the meaning assigned to it, (iv) words in the singular include the plural and VICE VERSA, and (v) the term "INCLUDING" means "including without limitation." All references to $ or dollar amounts will be to lawful currency of the United States. To the extent the term "day" or "days" is used, it shall mean calendar days.

     (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     (c) All references to the "KNOWLEDGE OF BUYER" or to words of similar import will be deemed to be references to the actual knowledge of one or more of the executive officers, directors or members of the management committee of Buyer whose names are listed on SCHEDULE 11.15(c)(i) and, will include such knowledge as such executive officers, directors or management committee members would have had after due inquiry of the responsible individuals of Buyer whose names are listed separately on SCHEDULE 11.15(c)(ii).

          (ii) All references to the "KNOWLEDGE OF SELLER" or to words of similar import will be deemed to be references to the actual knowledge of Stockholder after due inquiry.


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


     The parties hereto have caused this Agreement to be duly executed by their respective authorized officers or in their individual capacity, if applicable, as of the day and year first above written.



                                      GENERAL AUTOMATION, INC.


                                      By:  /s/ Max J. Starr
                                           -------------------------------
                                           Name: Max J. Starr
                                           Title: President

                                      PRECISION PARTNERS HOLDING COMPANY


                                      By:  /s/ James E. Ashton
                                           -------------------------------
                                           Name: James E. Ashton
                                           Title: Chief Executive Officer


                                      STOCKHOLDER

                                       /s/ Max Starr
                                      ------------------------------------
                                      Max Starr





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